Execution Version

Exhibit 10.2

TERM LOAN CREDIT AGREEMENT
dated as of
March 8, 2018
among
PERRIGO FINANCE UNLIMITED COMPANY,
as Term Facility Borrower,
PERRIGO COMPANY PLC,
as Company,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

HSBC BANK USA, N.A.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

and

BANK OF AMERICA, N.A.
BARCLAYS BANK PLC
CITIBANK, N.A.
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
and
DEUTSCHE BANK SECURITIES INC.
as Documentation Agents
_________________________

JPMORGAN CHASE BANK, N.A.,
HSBC SECURITIES (USA) INC.

and

WELLS FARGO SECURITIES, LLC,
as Joint Bookrunners and
Joint Lead Arrangers

Table of Contents
Page
ARTICLE I. Definitions.................................................................................................................1

SECTION 1.01	Defined Terms.....................................................................................1

SECTION 1.02	Classification of Loans and Borrowings...........................................23

SECTION 1.03	Terms Generally................................................................................23

SECTION 1.04	Accounting Terms; GAAP; Pro Forma Treatment............................24

SECTION 1.05	Foreign Currency Calculations.........................................................24

SECTION 1.06	Interest Rates.....................................................................................25
ARTICLE II. The Credits............................................................................................................25

SECTION 2.01	Commitments....................................................................................25

SECTION 2.02	Loans and Borrowings......................................................................25

SECTION 2.03	Requests for Borrowings...................................................................26

SECTION 2.04	Funding of Borrowings.....................................................................26

SECTION 2.05	Interest Elections...............................................................................27

SECTION 2.06	Termination of Commitments/New Term Loans..............................28

SECTION 2.07	Repayment of Loans; Evidence of Debt...........................................29

SECTION 2.08	Voluntary Prepayment of Loans........................................................30

SECTION 2.09	Fees...................................................................................................30

SECTION 2.10	Interest...............................................................................................31

SECTION 2.11	Alternate Rate of Interest..................................................................31

SECTION 2.12	Increased Costs.................................................................................32

SECTION 2.13	Break Funding Payments..................................................................33

SECTION 2.14	Withholding of Taxes; Gross-Up.......................................................34

SECTION 2.15	Payments Generally; Pro Rata Treatment; Sharing of Set-offs.........37

SECTION 2.16	Mitigation Obligations; Replacement of Lenders.............................38

SECTION 2.17	Additional Reserve Costs..................................................................39

SECTION 2.18	Defaulting Lenders............................................................................39

SECTION 2.19	Extension of Maturity Date...............................................................40
ARTICLE III. Representations and Warranties........................................................................42

SECTION 3.01	Organization; Powers........................................................................42

SECTION 3.02	Authorization; Enforceability............................................................42

SECTION 3.03	Governmental Approvals; No Conflicts............................................42

SECTION 3.04	Financial Condition; No Material Adverse Change..........................42

SECTION 3.05	Properties...........................................................................................43

SECTION 3.06	Litigation and Environmental Matters..............................................43

SECTION 3.07	Compliance with Laws and Agreements...........................................43

SECTION 3.08	Investment Company Status..............................................................44

SECTION 3.09	Taxes..................................................................................................44

SECTION 3.10	ERISA...............................................................................................44

SECTION 3.11	Disclosure..........................................................................................44

SECTION 3.12	Use of Loans.....................................................................................45

SECTION 3.13	Solvency............................................................................................45

SECTION 3.14	EEA Financial Institutions................................................................45
ARTICLE IV. Conditions.............................................................................................................45

SECTION 4.01	Closing Date......................................................................................45

SECTION 4.02	Each Credit Event.............................................................................47
ARTICLE V. Affirmative Covenants..........................................................................................47

SECTION 5.01	Financial Statements; Ratings Change and Other Information.........47

SECTION 5.02	Notices of Material Events................................................................48

SECTION 5.03	Existence; Conduct of Business........................................................49

SECTION 5.04	Payment of Obligations.....................................................................49

SECTION 5.05	Maintenance of Properties; Insurance; Accounts..............................49

SECTION 5.06	Books and Records; Inspection Rights.............................................49

SECTION 5.07	Compliance with Laws......................................................................49

SECTION 5.08	Use of Proceeds.................................................................................50

SECTION 5.09	[Reserved].........................................................................................50

SECTION 5.10	Guarantees from Certain Additional Subsidiaries.............................50
ARTICLE VI. Negative Covenants.............................................................................................50

SECTION 6.01	Non-Guarantor Subsidiary Indebtedness..........................................50

SECTION 6.02	Liens..................................................................................................52

SECTION 6.03	Fundamental Change.........................................................................54

SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions..........54

SECTION 6.05	[Reserved].........................................................................................55

SECTION 6.06	Restricted Payments..........................................................................56

SECTION 6.07	Transactions with Affiliates...............................................................56

SECTION 6.08	[Reserved].........................................................................................56

SECTION 6.09	Disposition of Assets.........................................................................56

SECTION 6.10	Leverage Ratio..................................................................................56

SECTION 6.11	Interest Coverage Ratio.....................................................................56
ARTICLE VII. EVENTS OF DEFAULT....................................................................................57

SECTION 7.01.	Events of Default...............................................................................57

SECTION 7.02	Application of Payments...................................................................59
ARTICLE VIII. The Agents.........................................................................................................59

SECTION 8.01	Appointment......................................................................................59

SECTION 8.02	Nature of Duties................................................................................61

SECTION 8.03	Resignation by the Agents.................................................................63

SECTION 8.04	Each Agent in its Individual Capacity...............................................63

SECTION 8.05	Indemnification.................................................................................63

SECTION 8.06	Lack of Reliance on Agents..............................................................64

SECTION 8.07	Designation of Affiliates...................................................................64

SECTION 8.08	[Reserved].........................................................................................64

SECTION 8.09	Certain ERISA Matters.....................................................................64

ARTICLE IX. Miscellaneous.......................................................................................................66

SECTION 9.01	Notices...............................................................................................66

SECTION 9.02	Waivers; Amendments.......................................................................68

SECTION 9.03	Expenses; Indemnity; Damage Waiver..............................................69

SECTION 9.04	Successors and Assigns.....................................................................71

SECTION 9.05	Survival.............................................................................................75

SECTION 9.06	Counterparts; Integration; Effectiveness...........................................75

SECTION 9.07	Severability........................................................................................76

SECTION 9.08	Right of Setoff...................................................................................76

SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process...........76

SECTION 9.10	WAIVER OF JURY TRIAL..............................................................77

SECTION 9.11	Headings............................................................................................77

SECTION 9.12	Confidentiality; Material Non-Public Information...........................77

SECTION 9.13	Interest Rate Limitation.....................................................................78

SECTION 9.14	USA PATRIOT Act...........................................................................79

SECTION 9.15	Conversion of Currencies..................................................................79

SECTION 9.16	No Advisory or Fiduciary Responsibility..........................................79

SECTION 9.17	Authorization to Distribute Certain Materials to Public-Siders........80

SECTION 9.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.........................................................................................81

SCHEDULES:
Schedule 2.01 – Commitments
Schedule 3.03 – Governmental Approvals
Schedule 3.06 – Disclosed Matters – Litigation and Environmental Matters
Schedule 3.07 – Disclosed Matters – Compliance with Laws and Agreements
Schedule 6.02 – Existing Liens
Schedule 6.04 – Existing Investments, Loans and Advances
Schedule 6.07 – Affiliate Transactions

EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B – Note
Exhibit C – Mandatory Cost Rate
Exhibit D – Form of Joinder Agreement
Exhibit E – Form of Closing Certificate
Exhibit F – Lender Addition and Acknowledgement Agreement
Exhibit G – Form of Solvency Certificate

This TERM LOAN CREDIT AGREEMENT (this “Agreement”), dated as of March 8, 2018, is among PERRIGO FINANCE UNLIMITED COMPANY, a public unlimited company organized under the laws of Ireland (the “Term Facility Borrower”), as Term Facility Borrower, PERRIGO COMPANY PLC, a public limited company organized under the laws of Ireland (the “Company”), as Company, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, HSBC SECURITIES (USA) INC. and WELLS FARGO SECURITIES, LLC, as Syndication Agents and BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIBANK, N.A., CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH and DEUTSCHE SECURITIES INC. as Documentation Agents.
RECITALS
In consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I.
DEFINITIONS
SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.
“Act” means the Companies Act 2014 of Ireland, as amended.
“Additional Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person.
“Additional Lender” has the meaning set forth in Section 2.19(d).
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.
“Adjusted One Month LIBOR Rate” means, an interest rate per annum equal to the sum of (i) 1.00% per annum plus (ii) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the Screen Rate at approximately 11:00 a.m. London time on such day.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Indemnitee” has the meaning assigned to such term in Section 9.03(c).
“Agent Parties” has the meaning assigned to such term in Section 9.01(c)(ii)
“Agents” means the Administrative Agent, the Syndication Agent and the Documentation Agents.
“Aggregate Commitments” means, at any time, the aggregate amount of the Commitments of all Lenders at such time.
“Aggregate Loans” means, at any time, the sum of the Loans of all Lenders at such time.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Agreement Currency” has the meaning assigned to such term in Section 9.15(b).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted One Month LIBOR Rate. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted One Month LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted One Month LIBOR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Anti-Corruption Laws” has the meaning assigned to such term in Section 3.07.
“Applicable Creditor” has the meaning assigned to such term in Section 9.15(b).
“Applicable Lending Installation” has the meaning assigned to such term in Section 2.02(e).
“Applicable Margin” means, for any day, with respect to any Eurocurrency Loan or ABR Loan, the applicable rate per annum (expressed in basis points) set forth below under the caption “Applicable Margin” based upon the Debt Rating as of such date:

Status	Debt Rating	Applicable Margin – Eurocurrency Loans	Applicable Margin – ABR Loans
Level I	BBB+ / Baa1 or better	1.000%	0.000%
Level II	BBB/Baa2	1.125%	0.125%
Level III	BBB-/Baa3	1.250%	0.250%
Level IV	BB+/Ba1	1.500%	0.500%
Level V	Any ratings lower than Level IV Status	1.750%	0.750%

As used herein “Debt Rating” means the rating by S&P and Moody’s for Index Debt. Notwithstanding the above definitions, the parties agree that for purposes of determining what Debt Rating applies, (i) if the rating by Moody’s and the rating by S&P differ by one level, then the applicable rating level shall be based upon the higher of such ratings, (ii) if said rating by Moody’s and said rating by S&P differ by more than one level, then the applicable rating level shall be one level lower than the rating level resulting from the higher of such ratings, (iii) during any period during which there is no such rating by either Moody’s or S&P (other than by reason of the circumstances referred to in the last sentence of this definition), Level V shall apply and (iv) in the event only Moody’s or S&P provides a Debt Rating, such rating shall apply. If the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Term Facility Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Term Facility Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Applicable Maturity Date” has the meaning assigned to such term in Section 2.19(a).
“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitments or Aggregate Loans outstanding at such time represented by such Lender’s Commitments or outstanding Loans; provided that when a Defaulting Lender shall exist, then such percentage shall mean the percentage of Aggregate Commitments (disregarding any Defaulting Lender’s Commitment) or Aggregate Loans outstanding represented by such Lender’s Commitments and outstanding Loans.
“Approved Fund” has the meaning assigned to such term in Section 9.04(b).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, liquidator, examiner, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action to bring or obtain or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benefit Plan” has the meaning assigned to such term in Section 8.09(d)(i).
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or such directors or committee serving a similar function; (2) with respect to a limited liability company, the board of directors, or where applicable, the board of managers of the company or such managers or committee serving a similar function; (3) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (4) with respect to any other Person, the managers, directors, trustees, board or committee of such Person or its owners serving a similar function.
“Borrowing” means Loans or portions thereof from the same Commitment and of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Term Facility Borrower for a Borrowing in accordance with Section 2.03 or 2.04, as applicable.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, USA or Dublin, Ireland are authorized or required by law to remain closed; provided that, the term “Business Day” shall also exclude (a) when used in connection with a Eurocurrency Loan any day on which banks are not open for dealings in deposits in the relevant currency in the London interbank market and (b) when used in connection with a Loan denominated in Euro, any day on which commercial banks in London are not open for general business and any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (which utilizes a single shared platform and which was launched on November 19, 2007 (TARGET2)) (or if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is not open for settlement of payment in Euro.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases (and not operating leases) on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that obligations under any lease that is treated as an operating lease under GAAP as applied on the Closing Date will not be deemed to be Capital Lease Obligations or Indebtedness.
“Change in Control” means (a) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Company by Persons who are not Continuing Directors, (b) any person or group or persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), or persons acting in concert within the meaning of the Irish Takeover Rules shall obtain ownership or control in one or more series of transactions of more than 35% of the voting power of the Equity Interests of the Company entitled to vote on the election of members of the Board of Directors of the Company or (c) the Company shall cease to own 100% of the Equity Interests of the Term Facility Borrower (except to the extent specified in clause (y) of the parenthetical set forth in the definition of Wholly-Owned Subsidiary).
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, or issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning assigned to such term in Section 9.13
“Class” when used in reference to any Loan or Borrowing (or respective Commitment) refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans or New Term Loans.
“Closing Date” means the date the conditions set forth in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment Letter” means the commitment letter dated February 15, 2018, among the Company, the Term Facility Borrower, JPMorgan Chase Bank, N.A., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC.
“Commitments” means, with respect to each Lender, the commitment of such Lender to make a Loan pursuant to Section 2.01(a), as such commitment may be reduced from time to time pursuant to the terms hereof. The initial amount of each Lender’s Commitment as of the Closing Date is set forth on Schedule 2.01, or otherwise as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments as of the Closing Date is €350,000,000.
“Communications” has the meaning assigned to such term in Section 9.01(c)(iv).
“Company” has the meaning assigned to such term in the preamble hereto.
“Consolidated EBITDA” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period,

plus, to the extent deducted from revenues in determining such net income, without duplication, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) (x) any extraordinary or non-recurring costs, expenses or losses paid in cash during such period in an aggregate amount not to exceed $75,000,000 during such period and (y) any extraordinary or non-recurring non-cash expenses or losses (including any noncash impairment of assets and, whether or not otherwise includable as a separate item in the statement of such net income for such period, non-cash losses on sales of assets outside the ordinary course of business and including non-cash charges arising from the application of Statement of Financial Accounting Standards No. 142 (or the corresponding Accounting Standards Codification, as applicable)) (including any non-cash fair value adjustments of Tysabri); (iv) losses incurred other than in the ordinary course of business that are non-cash and non-operating, (v) non-cash expenses relating to stock based compensation; (vi) non-cash losses arising from accounting relating to losses realized or adjustments to the value of equity held in entities that are not Subsidiaries; and (vii) expenses incurred in connection with any acquisition (including any Additional Acquisition), investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and including transaction expenses in connection therewith);

plus, to the extent deducted from revenues in determining such net income (or loss), depreciation and amortization expense.

minus, to the extent included in such net income, (i) extraordinary non-cash gains realized other than in the ordinary course of business, (ii) gains realized other than in the ordinary course of business that are non-cash, non-operating and non-recurring, and (iii) non-cash gains arising from accounting relating to income realized or adjustments to the value of equity held in entities that are not Subsidiaries, all as determined in accordance with GAAP and calculated for the Company and its Subsidiaries on a consolidated basis.
“Consolidated Interest Expense” means, with reference to any period, the Interest Expense of the Company and its Subsidiaries calculated on a consolidated basis in accordance with GAAP for such period, including all financing costs in connection with a Permitted Securitization Transaction.
“Consolidated Net Indebtedness” means, as of any time of determination, (a) the Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis in accordance with GAAP minus (b) the lesser of Permitted Unrestricted Cash and $500,000,000.
“Consolidated Total Assets” means, as of any date, the total assets of the Company and its consolidated Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Company as of such date.
“Consolidated Total Tangible Assets” means, as of any date, the Consolidated Total Assets as of such date, less all goodwill and intangible assets determined in accordance with GAAP included in such Consolidated Total Assets.
“Continuing Directors” means any member of the Board of Directors of the Company who is a member of such board on the date of this Agreement, and any Person who is a member of such Board of Directors and whose nomination as a director was approved by a majority of the Continuing Directors on such board.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Administrative Agent and any Lender.
“Debt Rating” has the meaning set forth in the definition of “Applicable Margin.”
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the

Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Term Facility Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become insolvent or the subject of (x) a Bankruptcy Event or (y) a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely (x) by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y) by virtue of an Undisclosed Administration, in each case so long as such ownership interest or Undisclosed Administration does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06 and Schedule 3.07.
“Documentation Agents” means Bank of America, N.A., Barclays Bank PLC, Citibank, N.A. Credit Suisse AG, Cayman Islands Branch and Deutsche Bank Securities Inc. in their capacity as documentation agents for the Lenders hereunder.
“Dollars” or “$” refers to lawful money of the United States of America.
“Dollar Equivalent” means, on any date of determination (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any currency other than Dollars (a “Foreign Currency”), the equivalent in Dollars of such amount, determined pursuant to Section 1.05 using the Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of such Section.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” has the meaning assigned to such term in Section 9.01(c)(iii).
“Embargoed Person” means any Person that is, or is 50% or more owned by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions (a “Sanctioned Country”).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the “minimum funding standard” (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) from any Plan or Multiemployer Plan; or (h) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or is in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” or “€” means the single currency of the Participating Member States.
“Euro Equivalent” means, on any date of determination (a) with respect to any amount in Euro, such amount, and (b) with respect to any amount in any currency other than Euro, the equivalent in Euro of such amount, determined pursuant to Section 1.05 using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent or Euro Equivalent of any currency, the rate at which such currency may be exchanged into Dollars or Euro, respectively, at approximately 11:00 A.M. London time on such day on the Reuters Currency pages, if available, for such currency. In the event that such rate does not appear on any Reuters Currency pages, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Term Facility Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars or Euro, as applicable, for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Taxes” means, with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient:
(a)    Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, Irish withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to a request by the Term Facility Borrower under Section 2.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any Taxes imposed under FATCA.
“Existing Notes” means (i) the Term Facility Borrower’s 3.50% Senior Notes due 2021 in an aggregate principal amount of $280,363,000; (ii) the Term Facility Borrower’s 3.50% Senior Notes due 2021 in an aggregate principal amount of $309,646,000; (iii) the Company’s 4.00% Senior Notes due 2023 in an

aggregate principal amount of $215,619,000; (iv) the Term Facility Borrower’s 3.90% Senior Notes due 2024 in an aggregate principal amount of $700,000,000; (v) the Term Facility Borrower’s 4.375% Senior Notes due 2026 in an aggregate principal amount of $700,000,000; (vi) the Company’s 5.30% Senior Notes due 2043 in an aggregate principal amount of $90,499,000; and (vii) the Term Facility Borrower’s 4.90% Senior Notes due 2044 in an aggregate principal amount of $303,873,000.
“Existing Revolving Credit Agreement” means the Revolving Credit Agreement dated December 5, 2014 among the Company, the Term Facility Borrower, JPMorgan Chase Bank, N.A., as administrative Agent, and the financial institutions and lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date.
“Existing Term Loan Credit Agreement” means the Term Loan Credit Agreement dated December 5, 2014 among the Company, the Term Facility Borrower, Barclays Bank PLC, as administrative Agent, and the financial institutions and lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date.
“Extending Lender” has the meaning assigned to such term in Section 2.19(b).
“Extension Request” has the meaning assigned to such term in Section 2.19(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate.
“Fee Letter” means the Fee Letters (as defined in the Commitment Letter)
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company or other officer acceptable to the Administrative Agent.
“Fiscal Quarter” means each period of 13 weeks during a Fiscal Year ending on the Saturday closest to the end of the calendar quarter, with the fourth quarter ending on December 31 of each year.
“Fiscal Year” means the twelve-month period ending on December 31.
“Foreign Currency” has the meaning set forth in the definition of “Dollar Equivalent.”
“Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA) that is subject to the laws of a jurisdiction other than the United States and that is not subject to ERISA and any other material benefit arrangement mandated by non-U.S. law that is maintained or contributed to by the Company, any Subsidiary, or ERISA Affiliate or any other entity related to the Company or a Subsidiary on a controlled group basis.

“Foreign Plan Event” means with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions or payments required by applicable law or by the terms of such Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered; or (c) the failure of any Foreign Plan to comply with any material provisions of applicable law or regulations or with the material terms of such Foreign Plan.
“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States of America (except with respect to businesses outside the United States acquired in Additional Acquisitions for periods prior to the date of the Additional Acquisition).
“Governmental Authority” means the government of the United States of America, Ireland, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means each Person that executes a Guaranty, including pursuant to Section 5.10.
“Guaranty” means each guaranty or similar agreement executed by any of the Guarantors and Guaranteeing the Obligations, as amended, supplemented or otherwise modified from time to time, and in form and substance satisfactory to the Administrative Agent.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Impacted Interest Period” has the meaning set forth in the definition of “LIBO Rate.”
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or similar obligations, (b) all obligations of such Person evidenced by bonds, debentures, acceptances, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and any earnout obligations or similar deferred or contingent purchase price obligations not overdue, which are being contested in good faith or which do not appear as a liability on a balance sheet of such Person incurred in connection with any acquisition of property or series of related acquisitions of property that constitutes (i) assets comprising all or substantially all of a business or operating unit of a business or (ii) all or substantially all of the common stock or other Equity Interests of a Person), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all obligations (based on the net mark-to-market amount) under Swap Agreements of such Person that relate to interest rates. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b)
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.
“Information” has the meaning assigned to such term in Section 9.12.
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Initial Term Loans” has the meaning set forth in Section 2.01(a).
“Interest Coverage Ratio” means, as of the end of any Fiscal Quarter of the Company, the ratio of Consolidated EBITDA to Consolidated Interest Expense (excluding non-cash interest), as calculated for the four consecutive Fiscal Quarters of the Company then ending.
“Interest Election Request” means a request by the Term Facility Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Expense” means, with respect to any person for any period, the gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements (other than as set forth below)) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) commissions, discounts, yield and other fees and charges incurred in connection with the asset securitization or similar transaction which are payable to any person other than the Company or a Wholly-Owned Subsidiary of the Company; provided that in any event “Interest Expense” will exclude any make whole or prepayment premiums, write-offs or Swap Agreement termination costs and similar premiums. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Company and the Subsidiaries with respect to Swap Agreements.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and the Maturity Date and (b) with respect to any Eurocurrency

Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date.
“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or as otherwise described herein or, with the consent of each Lender, such other period requested by the Term Facility Borrower) thereafter, as the Term Facility Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” has the meaning assigned to such term in the definition of “LIBO Rate.”
“Investments” has the meaning assigned to such term in Section 6.04.
“Ireland” means the Republic of Ireland.
“Irish Certificate Provider” has the meaning assigned to such term in Section 4.01(c).
“Irish Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules 2007 (as amended).
“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D.
“Judgment Currency” has the meaning assigned to such term in Section 9.15(b).
“Lead Arrangers” means J.P. Morgan Chase Bank, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC.
“Lender Addition and Acknowledgement Agreement” means an agreement in substantially the form of Exhibit F hereto, with such changes thereto as approved by the Administrative Agent.
“Lender Notice Date” has the meaning assigned to such term in Section 2.19(b).
“Lenders” means the Persons (including their Applicable Lending Installations) listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” as used herein and in any other Loan Documents, includes reference to any Lender and its Applicable Lending Installations.
“Leverage Ratio” means, as of the end of any Fiscal Quarter of the Company, the ratio of (a) Consolidated Net Indebtedness at such time plus the aggregate amount of Off-Balance Sheet Liabilities of the

Company and its Subsidiaries calculated on a consolidated basis at such time to (b) Consolidated EBITDA, as calculated for the four consecutive Fiscal Quarters of the Company then ending.
“LIBO Rate” means with respect to any Eurocurrency Borrowing for any Interest Period, (i) to the extent denominated in Dollars, the London interbank offered rate as administered by the ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate) and (ii) to the extent denominated in Euro, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or, in each case, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency, then the LIBO Rate shall be the Interpolated Rate at such time; provided, further, that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if the Interpolated Rate shall not be available at such time for such Interest Period with respect to the applicable currency, then the LIBO Rate shall be the Reference Bank Rate; provided, further, that if the Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal points as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in the applicable currency) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time. “Reference Bank Rate” means, at any time, the rate per annum equal to the arithmetic mean of the offered rates per annum in the applicable currency for a period equal in length to such Interest Period quoted by at least two reference banks that are appointed by the Administrative Agent, and accept such appointment, in consultation with the Term Facility Borrower at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period (it being understood there will be no disclosure of any individual reference bank’s rate).
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that the filing of financing statements solely with respect to, or other lien or claim solely on, any interest in accounts or notes receivable which are sold or otherwise transferred in a Permitted Securitization Transaction shall not be considered a Lien and any purchase option, call or similar right of a third party with respect to any Equity Interests of the Company are not controlled by this Agreement.
“Loan Documents” means this Agreement, each Guaranty, any Joinder Agreement, the Fee Letter and all other instruments, agreements or documents executed in connection herewith at any time.
“Loan Party” means the Term Facility Borrower and any Guarantor.
“Loans” means the Initial Term Loans and the New Term Loans.

“Local Time” means (i) New York City time in the case of a Loan or Borrowing disbursement in Dollars and (ii) London time in the case of a Loan or Borrowing denominated in Euro.
“Margin Stock” means “margin stock” as defined in Regulations U and X of the Board as from time to time in effect.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and its Subsidiaries taken as a whole or (b) the material rights and remedies of the Lenders under the Loan Documents.
“Material Indebtedness” means Indebtedness (other than (i) the Loans and (ii) Indebtedness of any Subsidiary owing to the Company or any other Subsidiary, provided that, (x) in order to be excluded from Material Indebtedness, any such Indebtedness owing by a Subsidiary to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent and (y) the Loan Parties may effectuate such subordination at any time during the term of such Indebtedness), and/or Swap Agreement Obligations (based on the net mark-to-market amount) of any one or more of the Company and its Significant Subsidiaries in an aggregate principal amount exceeding the Dollar Equivalent of the lesser of $125,000,000 or 2% of Consolidated Total Assets (at the time of determination) (for the avoidance of doubt, it is acknowledged and agreed that separate items of Indebtedness and/or Swap Agreement Obligations of the type described above individually less than the lesser of $125,000,000 or 2% of Consolidated Total Assets which if added together would aggregate more the lesser of $125,000,000 or 2% of Consolidated Total Assets will constitute Material Indebtedness under this Agreement).
“Maturity Date” means the date which is the second anniversary of the Closing Date.
“Maximum Rate” has the meaning assigned to such term in Section 9.13.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“New Revolving Credit Facility” means revolving credit facilities of up to $1,000,000,000 arranged by Lead Arrangers entered into to replace the revolving credit facilities under the Existing Revolving Credit Agreement.
“New Term Loans” has the meaning set forth in Section 2.06(b).
“Non-Extending Lender” has the meaning assigned to such term in Section 2.19(b).
“Non-Guarantor Subsidiaries” means all Subsidiaries, other than the Term Facility Borrower and any Subsidiaries that are Guarantors.
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00

a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it.
“Obligations” means all unpaid principal of, accrued and unpaid interest and fees and reimbursement obligations on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Term Facility Borrower to the Lenders, the Agents, any indemnified party or any of them arising under the Loan Documents, in all cases whether now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Term Facility Borrower or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings.
“OFAC” has the meaning set forth in the definition of “Embargoed Person.”
“Off-Balance Sheet Liability” of a Person means (i) any obligation under a sale and leaseback transaction which is not a Capital Lease Obligation, (ii) any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, (iii) the amount of obligations outstanding under the legal documents entered into as part of any asset securitization or similar transaction on any date of determination that would be characterized as principal if such asset securitization or similar transaction (including any Permitted Securitization Transaction) were structured as a secured lending transaction rather than as a purchase or (iv) any other transaction (excluding operating leases for purposes of this clause (iv)) which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person; in all of the foregoing cases, notwithstanding anything herein to the contrary, the outstanding amount of any Off-Balance Sheet Liability shall be calculated based on the aggregate outstanding amount of obligations outstanding under the legal documents entered into as part of any such transaction on any date of determination that would be characterized as principal if such transaction were structured as a secured lending transaction, whether or not shown as a liability on a consolidated balance sheet of such Person.
“Omega Surviving Debt” means (i) Omega Pharma NV’s 5.000% retail bonds due May 23, 2019 in the amount of €120,000,000 and (ii) Omega Pharma NV’s 5.1045% Guaranteed Senior Notes due July 28, 2023 in the amount of €135,000,000. Upon the refinancing of any Omega Surviving Debt permitted under this Agreement, such new refinancing Indebtedness shall not constitute Omega Surviving Debt.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.16).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patriot Act” has the meaning assigned to such term in Section 9.14.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA and any successor entity performing similar functions.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes, fees, assessments or other governmental charges that are not delinquent or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and
(g)    statutory and contractual Liens in favor of a landlord on real property leased by the Company or any Subsidiary; provided that, the Company or such Subsidiary is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within two years from the date of acquisition thereof;

(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest or second highest credit rating obtainable from S&P or from Moody’s;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Agent or Affiliate thereof or any other commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $100,000,000;
(d)    fully collateralized repurchase agreements and reverse repurchase agreements with a term of not more than one year for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)     (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which the Company or any Subsidiary is organized or is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as such sovereign nation is a member of the Organisation for Economic Co-operation and Development (the “OECD”), the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency or such sovereign nation is approved by the Administrative Agent for purposes of this clause (e), or (ii) investments of the type and maturity described in clauses (b) through (d) above of foreign obligors, which investments or obligors in the case of clause (b) above have ratings described in such clause or equivalent ratings from comparable foreign rating agencies, and which investments in the case of clauses (c) and (d) are with any office of any commercial bank that is (A) any Agent or Affiliate thereof, (B) organized under the laws of a member of the OECD or a state, province or territory thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, or (iii) approved by the Administrative Agent.
(f)    money market funds that (i) are rated AAA by S&P or Aaa by Moody’s and (ii) have portfolio assets of at least $1,000,000,000;
(g)    marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;
(h)    repurchase obligations with a term of not more than 30 days underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above;
(i)     “money market” preferred stock maturing within six months after issuance thereof or municipal bonds in each case issued by a corporation organized under the laws of any state of the United States, which has a rating of “A” or better by S&P or Moody’s or the equivalent rating by any other nationally recognized rating agency;
(j)    tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P, Aa2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency;

(k)    shares of any money market mutual fund rated as least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (a) through (g) above;
(l)    in the case of the Company or any Foreign Subsidiary, obligations of a credit quality and maturity comparable to that of the items referred to in clauses (a) through (k) above that are available in local market; and
(m)    other investments that qualify as “cash equivalents” as defined in GAAP.
“Permitted Securitization Transaction” means any asset securitization transaction (i) by a Securitization Entity, (ii) which is a sale or other transfer of an interest in accounts or notes receivable, and (iii) which is otherwise permitted by the terms of this Agreement and any other agreement binding on the Company or any of its Subsidiaries.
“Permitted Unrestricted Cash” means, as of any time of determination, the unrestricted cash and Permitted Investments of the Company and its Subsidiaries at such time minus $25,000,000; provided, however, that Permitted Unrestricted Cash shall not be less than $0.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or to which the Company or an ERISA Affiliate has any actual or contingent liability.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“PTE” has the meaning assigned to such term in Section 8.09(d)(ii).
“Public-Sider” means a Lender or any representative of such Lender that does not want to receive material non-public information within the meaning of the federal and state securities laws.
“Qualified Acquisition” means any Additional Acquisition, or the last to occur of a series of Additional Acquisitions consummated within a period of six consecutive months, if the aggregate amount of Indebtedness incurred by one or more of the Company and its Subsidiaries to finance the purchase price of, or other consideration for, or assumed by one or more of them in connection with, such Additional Acquisition is at least $250,000,000.
“Recipient” means, as applicable, (a) the Administrative Agent and (b) any Lender.
“Reference Bank Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Required Lenders” means, at any time, Lenders having Commitments and Loans representing more than 50% of the sum of the Aggregate Commitments and Aggregate Loans outstanding at such time.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.
“S&P” means Standard & Poor’s Financial Services LLC.
“Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union or any member state thereof, and/or Her Majesty’s Treasury.
“Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate.”
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of the Securities and Exchange Commission.
“SEC Documents” means any of the most recent 10-K or 10-Q filed with the SEC by the Company since January 1, 2017 and prior to the date of this Agreement and any 8-K filed since the most recent 10-K or 10-Q above and prior to the date of this Agreement. For the avoidance of doubt, the disclosure in the SEC Documents shall not be deemed to include any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature.
“Securitization Entity” means a Wholly-Owned Subsidiary of the Company that engages in no activities other than Permitted Securitization Transactions and any necessary related activities and owns no assets other than as required for Permitted Securitization Transactions and no portion of the Indebtedness (contingent or otherwise) of which is guaranteed by the Company or any Subsidiary of the Company or is recourse to or obligates the Company or any Subsidiary of the Company in any way, other than pursuant to customary representations, warranties, covenants, indemnities, performance guaranties and other obligations entered into in connection with a Permitted Securitization Transaction.
“Significant Subsidiary” means any Subsidiary that is a “Significant Subsidiary” as defined in Regulation S-X, part 210.1-02 of Title 17 of the Code of Federal Regulations.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” shall mean a Subsidiary of the Company.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.
“Swap Agreement Obligations” means any and all obligations of the Company or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) owing to any Lender or any of its Affiliates under any and all Swap Agreements.
“Syndication Agent” means each of Wells Fargo Bank, National Association and HSBC Bank USA, N.A., in its capacity as a syndication agent for the Lenders hereunder.
“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Facility Borrower” has the meaning set forth in the recitals hereto.
“Transactions” means (a) the execution, delivery and performance by the Company and the Term Facility Borrower of the New Revolving Credit Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of letters of credit (if any) thereunder, (b) the execution, delivery and performance of the Company and the Term Facility Borrower of this Agreement, (c) the refinancing of all indebtedness under the Existing Revolving Credit Agreement and the Existing Term Loan Credit Agreement and (d) the payment of fees, commissions and expenses in connection with the foregoing.
“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Undisclosed Administration” shall mean the appointment of an administrator, provisional liquidator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or pursuant to the law in the country where such Lender is subject to home jurisdictions suspension, if applicable law requires that such appointment is not publicly disclosed and such appointment does not impact such Lender’s ability to fulfill its obligations under this Agreement.
“Wholly-Owned Subsidiary” means, as to any Person, a subsidiary all of the Equity Interests of which (except (x) directors’ qualifying Equity Interests and (y) nominees’ Equity Interests to the extent required by Section 36 of the Act and to the extent such Equity Interests are held in trust by, subject to voting proxies in favor of and all economic rights thereunder are granted to, such Person) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party, the Administrative Agent and any other applicable withholding agent.
“Write-Down and Conversion Powers” means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Term Loan”), Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g. an Initial Term Loan Eurocurrency Loan”). Borrowings also may be classified and referred to by Class (e.g., an “Initial Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., an “Initial Term Loan Eurocurrency Borrowing”).
SECTION 1.03 Terms Generally; Interpretive Provisions.
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    For purposes of any determination under Article VI, in the event that any transaction or event meets the criteria of more than one of the categories of transactions or events permitted pursuant to any subsection or clause in Article VI, such transaction or event (or portion thereof) at any time shall be permitted under one or more of such subsections or subclauses as determined by the Term Facility Borrower in its sole discretion at such time.
SECTION 1.04 Accounting Terms; GAAP; Pro Forma Treatment. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time (it being agreed that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof); provided that, if the Term Facility Borrower notifies the Administrative Agent that the Term Facility Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Term Facility Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For purposes of calculating the Leverage Ratio (and any component definitions thereof), the Interest Coverage Ratio (and any component definitions thereof), Consolidated Total Assets, Consolidated Total Tangible Assets and revenues, any Additional Acquisition or any sale or other disposition outside the ordinary course of business by the Company or any of the Subsidiaries of any asset or group of related assets in one or a series of related transactions, including the incurrence of any Indebtedness and any related financing or other transactions in connection with any of the foregoing, occurring during the period for which such ratios are calculated shall be deemed to have occurred on the first day of the relevant period for which such ratios were calculated on a pro forma basis as determined in good faith by the Company. Until such time as the 2017 Form 10-K is filed with the SEC, any calculation of Consolidated Total Assets or Consolidated Total Tangible Assets will be based upon the information in the Company’s Form 10-Q for the Fiscal Quarter ended September 30, 2017.
SECTION 1.05 Foreign Currency Calculations.
(a)    For purposes of any determination under Section 6.01, 6.02, 6.04 or 6.09 or under Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in a Foreign Currency shall be translated into Dollars at the currency exchange rates in effect on the date of such determination; provided that no Default shall arise as a result of any limitation set forth in Dollars in Section 6.01 or 6.02 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times Indebtedness or Liens were initially consummated in reliance on the exceptions under such Sections. For purposes of any determination under Section 6.04 or 6.09, the amount of each investment, asset disposition or other applicable transaction denominated in a Foreign Currency shall be translated into Dollars at the currency exchange rate in effect on the date such investment, disposition or other transaction is consummated. Such currency exchange rates shall be determined in good faith by the Term Facility Borrower.

(b)    The Administrative Agent shall determine the Dollar Equivalent or Euro Equivalent of each Loan denominated in Euro or Dollars, respectively, as of the date of the making of any Loan using the Exchange Rate for such currency in effect on the date that is three Business Days prior to such calculation date and such amount shall be used in calculating any applicable fees payable hereunder, the amount the applicable Commitments are reduced upon the making of such Loan and other amounts to related to such Loans to which the Dollar Equivalent or Euro Equivalent applies pursuant to the terms hereof.
SECTION 1.06 Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor.
ARTICLE II.
THE CREDITS
SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (the “Initial Term Loans”) denominated in Euros to the Term Facility Borrower in a single drawing on the Closing Date in an aggregate principal amount not to exceed such Lender’s Commitment as of the Closing Date.
SECTION 2.02 Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders, ratably in accordance with their respective Commitments on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.11, each Loan shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Term Facility Borrower may request in accordance herewith; provided that Loans denominated in a Foreign Currency may only be maintained by the Term Facility Borrower as Eurocurrency Loans.
(c)    Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Term Facility Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
(e)    Notwithstanding any other provision of this Agreement, each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign office, branch or Affiliate of such Lender (an “Applicable Lending Installation”) to make such Loan that has been designated by such Lender to the Administrative Agent. All terms of this Agreement shall apply to any such Applicable Lending Installation of such Lender and the Loans and any notes issued hereunder shall be deemed held by each Lender for the benefit of any such Applicable Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Term Facility Borrower, designate replacement or additional Applicable Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made. Each Lender will promptly notify the Term Facility Borrower and the Administrative Agent of any event of which it has actual knowledge occurring after the date hereof which will entitle such Lender to compensation pursuant to Section 2.12 and will designate a different Applicable Lending Installation if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender or contrary to its policies.
SECTION 2.03 Requests for Borrowings. (a) To request a Borrowing, the Term Facility Borrower shall notify the Administrative Agent of such request (which request shall be in writing unless otherwise agreed to by the Administrative Agent) (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and by means of a written Borrowing Request delivered to the Administrative Agent in a form approved by the Administrative Agent and signed by the Term Facility Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)	the currency and aggregate amount of the requested Borrowing;

(ii)	the date of such Borrowing, which shall be a Business Day;

(iii)	if the Borrowing is denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv)	in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)	the location and number of the Term Facility Borrower’s account (which shall be an account maintained with the Administrative Agent in accordance with Section 2.04) to which funds are to be disbursed.
If no election as to the Type of Borrowing in Dollars is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Term Facility Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04 Funding of Borrowings.
(a)     Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Term Facility Borrower by promptly crediting the amounts so received, in like funds, to an account of the Term Facility Borrower maintained with the Administrative Agent in such location determined by the Administrative Agent.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Term Facility Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Term Facility Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Term Facility Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Term Facility Borrower, the interest rate applicable to ABR Loans, or in the case of each of clauses (i) and (ii) with respect to Borrowings denominated in a Foreign Currency, a rate determined in a customary manner in good faith by the Administrative Agent representing the cost to the Administrative Agent of funding such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.05 Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request (it being understood all Borrowings in a Foreign Currency shall be Eurocurrency Borrowings) and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Term Facility Borrower may elect to convert such Borrowing to a different Type (in the case of Borrowings denominated in Dollars), or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Term Facility Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Term Facility Borrower shall notify the Administrative Agent of such election (which shall be in writing unless otherwise agreed to by the Administrative Agent) by the time that a Borrowing Request would be required under Section 2.03 if the Term Facility Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and by means of a written Interest Election Request delivered to the Administrative Agent in a form approved by the Administrative Agent and signed by the Term Facility Borrower.
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    in the case of a Borrowing denominated in Dollars, whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request does not specify the Type of the resulting Borrowing and the resulting Borrowing is to be denominated in Dollars, then the resulting Borrowing shall be an ABR Borrowing. If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Term Facility Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Term Facility Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing on or prior to the third Business Day prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing, or in the case of Borrowings denominated in a Foreign Currency, a Eurocurrency Borrowing with an Interest Period of one month’s duration commencing on the last day of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Term Facility Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) each Borrowing denominated in a Foreign Currency will, at the expiration of the then current Interest Period, be automatically continued as a Eurocurrency Borrowing with an Interest Period of one month.
SECTION 2.06 Termination of Commitments/New Term Loans.
(a)    The Commitments shall terminate in full after the making of the Loans on the Closing Date.
(b)    Subject to the conditions set forth below, the Term Facility Borrower may, upon at least ten (10) days (or such other period of time agreed to between the Administrative Agent and the Term Facility Borrower) prior written notice to the Administrative Agent, request a new credit facility which is a term loan (a “New Term Loan”); provided that:
(i)    No Default shall have occurred and be continuing hereunder as of the effective date of such increase;
(ii)    The representations and warranties of the Loan Parties set forth in the Loan Documents to which they are party shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date;
(iii)    The Dollar Equivalent amount of each such New Term Loan shall not be less than €10,000,000 (or as applicable, $10,000,000) (or such other minimum amount agreed to between the Administrative Agent and the Term Facility Borrower), and shall not cause the sum of (x) the aggregate increases under Section 2.08(d) of the New Revolving Credit Facility (or, if applicable the analogous provisions of the Existing Revolving Credit Agreement or the equivalent term in any successor facility thereto) plus (y) the outstanding Dollar Equivalent amount of any such New Term Loan (and any other New Term Loans made under this Section 2.06(b)) to exceed $500,000,000;
(iv)    the Term Facility Borrower and any applicable Lender or lender not theretofore a Lender (the designation of such lender not theretofore a Lender to become a Lender to be effective only with the prior written consent of the Administrative Agent, which shall not be unreasonably withheld), shall execute and deliver to the Administrative Agent, a Lender Addition and Acknowledgement Agreement, in form and substance satisfactory to the Administrative Agent and acknowledged by the Administrative Agent and the Term Facility Borrower;
(v)    no existing Lender shall be obligated in any way to make any New Term Loan unless it has executed and delivered a Lender Addition and Acknowledgement Agreement;
(vi)    the Administrative Agent shall have received such supplemental opinions, resolutions, certificates and other documents as the Administrative Agent may reasonably request;
(vii)    the currency, interest rates and fees and amortization applicable to the New Term Loan shall be determined by the Term Facility Borrower and the lenders thereunder;
(viii)    the New Term Loans shall constitute “Loans” for all purposes of the Loan Documents;
(ix)    this Agreement and the other Loan Documents may be amended in a writing executed and delivered by the Term Facility Borrower and the Administrative Agent to reflect any technical changes necessary to give effect to such New Term Loan in accordance with its terms as set forth herein, which may include the addition of such New Term Loan as a separate facility;
(x)    such New Term Loan is on the same terms and conditions as those set forth in this Agreement with respect to the Loans, except as set forth in (vii) above or to the extent reasonably satisfactory to the Administrative Agent; and
(xi)    a new Lender may not be the Company, the Term Facility Borrower or any Affiliate or Subsidiary of the Company or any other Ineligible Institution.
(c)    The provisions of Section 2.06(b) shall supersede any provisions in Section 2.15 or 9.02 to the contrary (including, for the avoidance of doubt, provisions thereof relating to amendments to Section 9.02, Section 2.10, Section 2.15, and the definition of “Required Lenders”).
SECTION 2.07    Repayment of Loans; Evidence of Debt.
(a)    The Term Facility Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) on the last Business Day of the each Fiscal Quarter after the Closing Date, commencing with the fiscal quarter ending March 31, 2018, an amount equal to 3.125% of the principal amount of the Loans made on the Closing Date and (ii) the then unpaid principal amount of the Loans on the Maturity Date.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Term Facility Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, currency and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Term Facility Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Term Facility Borrower to repay the Loans in accordance with the terms of this Agreement and, provided, further, that in the event of any conflict between the entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section and the entries in the Register maintained pursuant to Section 9.04(b)(iv), the entries in the Register shall control.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Term Facility Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in the form of Exhibit B hereto or such other form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
SECTION 2.08 Voluntary Prepayment of Loans.
(a)    The Term Facility Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.
(b)    The Term Facility Borrower shall notify the Administrative Agent (which notice shall be in writing unless otherwise agreed to by the Administrative Agent) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Local Time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or another transaction, in which case such notice may be revoked by the Term Facility Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such notice is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.
SECTION 2.09 Fees.

(a)    The Term Facility Borrower agrees to pay to the Administrative Agent for the account of each applicable Lender, upfront fees equal to a percentage disclosed in writing to such Lender by the Company and the Administrative Agent on or prior to the Closing Date of the aggregate principal amount of such Lender’s Commitment on the Closing Date.
(b)    The Term Facility Borrower agrees to pay to the Lead Arrangers, the Administrative Agent and the Syndication Agents fees payable to them in the amounts, in the currencies and at the times separately agreed upon by them.
(c)    All fees payable hereunder shall be paid on the dates due, in immediately available funds and in Euros (or in Dollars if so agreed in the Commitment Letter or Fee Letters), to the Administrative Agent for distribution, in the case of the upfront fees in clause (a) above, to the Lenders. Such additional fees paid shall not be refundable under any circumstances.
SECTION 2.10 Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.
(b)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Term Facility Borrower hereunder is not paid when due (after the expiration of any applicable grace or cure period), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.11 Alternate Rate of Interest.
(a)    If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means (including by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the Screen Rate is not available or published on a current basis), for the applicable currency for such Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, converting to, continuing or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Term Facility Borrower and the Lenders by telephone or telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Term Facility Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing denominated in Dollars to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, (ii) any outstanding Eurocurrency Borrowing denominated in Dollars shall be converted, on the last day of the then-current Interest Period, to an ABR Borrowing and (iii) any Borrowing Request or Interest Election Request that requests a Eurocurrency Borrowing (or conversion or continuation thereto) denominated in a Foreign Currency, shall be ineffective and such Borrowing shall be made or maintained, as applicable, at a rate determined in a customary manner in good faith by the Administrative Agent.

(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Term Facility Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.11(b), only to the extent the Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

SECTION 2.12 Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, compulsory loan, liquidity, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loan made by such Lender; or
(iii)    subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes) or that are franchise Taxes or branch profits Taxes and (C) Taxes described in clauses (b)-(d) of the definition of Excluded Taxes);
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make, continue, convert or maintain any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Term Facility Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender determines that any Change in Law regarding capital, liquidity or insurance requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital, liquidity or insurance requirements), then from time to time the Term Facility Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Term Facility Borrower and shall be conclusive absent manifest error. The Term Facility Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Term Facility Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Term Facility Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.13 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest

Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(b) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Term Facility Borrower pursuant to Section 2.16, then, in any such event, the Term Facility Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of the applicable currency of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Term Facility Borrower and shall be conclusive absent manifest error. The Term Facility Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.14 Withholding of Taxes; Gross-Up. (a) Each payment by any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by applicable law. If such withholding is required by applicable law (as determined in the good faith discretion of the applicable Withholding Agent), then the applicable Withholding Agent shall so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, after such withholding has been made (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
(a)    Payment of Other Taxes by the Term Facility Borrower. The Term Facility Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(b)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts paid or payable under this Section 2.14(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.14(d) shall be paid within 10 days after the applicable Recipient delivers to the applicable Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.14(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.14(e).
(e)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Term Facility Borrower and the Administrative Agent, at the time or times reasonably requested by the Term Facility Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Term Facility Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Term Facility Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Term Facility Borrower or the Administrative Agent as will enable the Term Facility Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements, or in order to enable the Term Facility Borrower to comply with the provisions of Sections 891A, 891E, 891F and 891G of the (Irish) Taxes Consolidation Act, 1997. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(A) through (C) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Term Facility Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.14(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Term Facility Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii)    Without limiting the generality of the foregoing, any Lender with respect to the Term Facility Borrower shall, (except in the case of (A) below, only if it is legally eligible to do so), deliver to the Term Facility Borrower and the Administrative Agent (in such number of copies reasonably requested by the Term Facility Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A)    in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)    in the case of a Non-U.S. Lender, executed originals of IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (together with any underlying attachments), as applicable;
(C)    in the case of a Lender that is not resident in Ireland, if required to obtain an exemption from Irish withholding Tax, authorization issued by the Irish Revenue Commissioners permitting payment without deduction of withholding Tax;
(D)    any other form (together with any applicable supplementary documentation) prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax or, as the case may be, Irish withholding Tax, together with such supplementary documentation necessary to enable the Term Facility Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld and/or (y) in the case of Irish withholding Tax, confirmation that the applicable Lender satisfies one or more of the exemptions from Irish withholding tax prescribed in Section 246(3) of the (Irish) Taxes Consolidation Act, 1997; or
(E)     if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Term Facility Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Term Facility Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Term Facility Borrower or the Administrative Agent as may be necessary for the Term Facility Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause €, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including additional amounts paid pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.14(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.14(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(g)    Survival. Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under any Loan Document.
SECTION 2.15 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)     Unless otherwise specified, the Term Facility Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees or of amounts payable under Section 2.12, 2.13, 2.14 or 2.17, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Term Facility Borrower by the Administrative Agent, except that payments pursuant to Sections 2.12, 2.13, 2.14, 2.17 and 9.03 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of fees, principal or interest in respect of any Loan shall be made in the currency in which such Loan is denominated and any other amount due hereunder or under another Loan Document shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent from the Term Facility Borrower to pay fully all amounts of principal, interest and fees then due from the Term Facility Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Term Facility Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due from the Term Facility Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Term Facility Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). The Term Facility Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Term Facility Borrower’s rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Term Facility Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Term Facility Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Term Facility Borrower will not make such payment, the Administrative Agent may assume that the Term Facility Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Term Facility Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate (or in the case of amounts not denominated in Dollars, the Administrative Agent’s applicable cost of funds) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.16 Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.12, or if the Term Facility Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Term Facility Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.12, or if the Term Facility Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder or is otherwise a Defaulting Lender, or if any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.02 or any other provision of any Loan Document requires the consent of all or all affected Lenders and with respect to which the Required Lenders shall have granted their consent, then the Term Facility Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Term Facility Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee

(to the extent of such outstanding principal and accrued interest and fees) or the Term Facility Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments and (iv) in the case of any such assignment and delegation resulting from any Lender becoming a Non-Extending Lender pursuant to Section 2.19, the assignee shall be an Additional Lender and, upon the effectiveness of any such assignment and delegation, such assignee shall be deemed to have consented to the extension of the Maturity Date requested in the relevant Extension Request (and, if such assignment and delegation shall become effective after the relevant Extension Date, the Maturity Date with respect to such Additional Lender (insofar as relating to the interests, rights and obligations under this Agreement and the related Loan Documents so assigned and delegated) shall automatically extend to the date specified in the relevant Extension Request. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Term Facility Borrower to require such assignment and delegation cease to apply
SECTION 2.17 Additional Reserve Costs.
(a)    For so long as any Lender is required to make special deposits with the Bank of England or comply with reserve assets, liquidity, cash margin or other requirements of the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender’s Eurocurrency Loans, such Lender shall be entitled to require the Term Facility Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Cost Rate calculated in accordance with the formula and in the manner set forth in Exhibit C hereto.
(b)    For so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserves or the Mandatory Cost Rate) in respect of any of such Lender’s Eurocurrency Loans, such Lender shall be entitled to require the Term Facility Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.
(c)    Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the applicable Lender, which determination shall be conclusive absent manifest error, and notified to the Term Facility Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the applicable Loan, and such additional interest so notified to the Term Facility Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.
SECTION 2.18 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    [reserved]; and
(b)    the Commitments of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.
In the event that the Administrative Agent and the Term Facility Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein such Lender will cease to be a Defaulting Lender; provided, however, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of the Term Facility Borrower or any other party hereunder arising from such Lender’s having been a Defaulting Lender, and the Term Facility Borrower and such other party shall retain and reserve any such claim.
SECTION 2.19 Extension of Maturity Date.
(a)    Request for Extension. The Term Facility Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 30 days prior to each anniversary of the Closing Date request (an “Extension Request”) that each Lender extend such Lender’s Maturity Date (the “Applicable Maturity Date”) to the date that is one year after the Applicable Maturity Date then in effect for such Lender (the “Existing Maturity Date”) (the date of effectiveness of such extension, if granted pursuant to and in accordance with this Section 2.19, the “Extension Date”); provided that (a) each Lender shall be offered an opportunity to participate in such extension on the same terms and conditions as each other Lender pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and (b) only two Extension Requests may be requested hereunder.
(b)    Lender Election to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 15 days after the date on which the Administrative Agent received the Term Facility Borrower’s Extension Request (or such later date as shall be acceptable to the Administrative Agent) (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each applicable Lender that determines to so extend its Applicable Maturity Date, an “Extending Lender”). Each Lender that determines not to so extend its Applicable Maturity Date (a “Non-Extending Lender”), shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not advise the Administrative Agent of any election on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that, notwithstanding anything herein to the contrary, no Lender shall have any obligation whatsoever to agree to any request made by the Term Facility Borrower for extension of the Applicable Maturity Date.
(c)    Notification by Administrative Agent. The Administrative Agent shall notify the Term Facility Borrower of each applicable Lender’s determination under this Section no later than the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).
(d)    Additional Lenders. The Term Facility Borrower shall have the right, but shall not be obligated, on or before the Applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as a “Lender” under this Agreement in place thereof, one or more banks, financial institutions or other entities (each an “Additional Lender”) approved by the Administrative Agent in accordance with the procedures provided in Section 2.16(b), each of which applicable Additional Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 9.04, with the Company or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender. Prior to any Non-Extending Lender being replaced by one or more Additional Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Company (which notice shall set forth such Lender’s new Applicable Maturity Date), to become an Extending Lender. The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Company but without the consent of any other Lenders.
(a)    Conditions to Effectiveness of Extension. Notwithstanding the foregoing, if (and only if) the aggregate principal amount of Loans held by the Lenders that have agreed in connection with any Extension Request to extend the Applicable Maturity Date plus (if applicable) the Loans of the Additional Lender(s) that shall have replaced any Non-Extending Lender as contemplated by paragraph (d) above shall, in the aggregate, be at least 50% of the aggregate amount of the Loans in effect immediately prior to the Extension Date, then, effective as of the Extension Date, the Applicable Maturity Date, but only with respect to each Lender that has agreed to so extend its Loans and (if applicable) each Additional Lender that has replaced a Non-Extending Lender (and to Loans of each such Lender and Additional Lender), shall be extended to the date that is one year after the then Applicable Maturity Date and, to the extent agreed by the Term Facility Borrower and the Extending Lenders, all or any of the scheduled amortization payments of principal may be delayed to later dates than the scheduled amortization of principal of the Loans of the Non-Extending Lenders; provided that the extension of the Applicable Maturity Date, and the occurrence of the Extension Date, shall not be effective with respect to any Extending Lender unless as of the Extension Date:
(i)    no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;
(ii)    the representations and warranties of the Term Facility Borrower set forth in this Agreement are true and correct in all material respects (or in all respects if such representation is qualified by materiality or Material Adverse Effect) on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and
(iii) the Administrative Agent shall have received a certificate from the Term Facility Borrower signed by a Financial Officer of the Company (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions, if any are otherwise required, adopted by the Company and the Term Facility Borrower approving or consenting to such extension.
(b)    Maturity Date for Non-Extending Lenders. Notwithstanding anything herein to the contrary, on each Existing Maturity Date applicable to such Lender, (i) to the extent of the Loans not assigned to the Additional Lenders, the Loans of each Non-Extending Lender shall automatically terminate and (ii) the Company shall repay such Non-Extending Lenders in accordance with Section 2.07 (and shall pay to such Non-Extending Lenders all of the other Obligations owing to it under this Agreement) (without regard to any pro rata payment requirements contained elsewhere in this Agreement).
(c)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.17 or Section 9.02 to the contrary.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders and the Administrative Agent to enter into this Agreement, the Term Facility Borrower and the Company represent and warrant to each Lender and the Administrative Agent, that the following statements are true, correct and complete:
SECTION 3.01 Organization; Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02 Authorization; Enforceability. The execution and delivery of the Loan Documents to which they are party, and the performance of the obligations thereunder, are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate, stockholder, shareholder and other action. Each Loan Document has been duly executed and delivered by each Loan Party party thereto and assuming due execution and delivery by all parties other than the Loan Parties, constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03 Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents, and the performance of the obligations thereunder (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (or are to be made within any applicable grace period), (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or, other than with respect to the Omega Surviving Debt, give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except to the extent such violation or default or Lien, could not, in the case of subparts (c) or (d) reasonably be expected to result in a Material Adverse Effect.
SECTION 3.04 Financial Condition; No Material Adverse Change.
(a)    The Company has, prior to the Closing Date, furnished to the Lenders the Company’s (i) consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the Fiscal Year of the Company ended December 31, 2016 and (ii) unaudited consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for each subsequent Fiscal Quarter of the Company ending on April 1, 2017, July 1, 2017 and September 30, 2017. To the Company and the Term Facility Borrower’s knowledge, such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, except as may be indicated in the notes thereto and subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)    Other than as set forth in the SEC Documents, since December 31, 2016, there has been no material adverse change in the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole.
SECTION 3.05 Properties.
(a)    Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except where such failure to have good title or valid leasehold interests could not reasonably be expected to result in a Material Adverse Effect. None of the assets of the Company or any of its Subsidiaries is subject to any Lien other than Liens permitted under Section 6.02.
(b)    Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06 Litigation and Environmental Matters.
(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company and the Term Facility Borrower, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters and as set forth in the SEC Documents) or (ii) that involve this Agreement.
(b)    Except as set forth in the SEC Documents and the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
SECTION 3.07 Compliance with Laws and Agreements. Except as set forth in the SEC Documents and the Disclosed Matters, each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
The Company has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable anti-money laundering laws and Sanctions.  Neither the Company nor any of its Subsidiaries, or, to the Company’s best knowledge, any of its directors, officers, or employees, is in violation in any material respect of any applicable law, relating to anti-money laundering, anti-corruption (including the FCPA and the United Kingdom Bribery Act of 2010) (“Anti-Corruption Laws”) or counter-terrorism (including United States Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the USA PATRIOT Act; the United Kingdom Terrorism Act of 2000, the United Kingdom Anti-Terrorism, Crime and Security Act of 2001, the United Kingdom Terrorism (United Nations Measures) Order of 2006, the United Kingdom Terrorism (United Nations Measures) Order of 2009 and the United Kingdom Terrorist Asset-Freezing Act of 2010).  None of the Company, any of its Subsidiaries, nor to the knowledge of the Company and the Revolving Borrower, any of their respective officers, directors, or employees (a) have violated in any material respect, within the 5 year period prior to the date of this Agreement, or are in violation of any applicable law that relates to Sanctions, or (b) is an Embargoed Person.  None of the proceeds from the Loans or Letters of Credit shall be used in any manner that directly or, to the knowledge of the Company or any of its Subsidiaries, indirectly, violates Anti-Corruption Laws and neither the Company nor any of its Subsidiaries shall use the proceeds from the Loans or Letters of Credit directly, or to the knowledge of the Company or any of the Subsidiaries, indirectly, or lent, contributed or otherwise made available to any Person (a) to fund any activities or business of or with any Person, or in any country or territory, that at the time of such funding, is an Embargoed Person or Sanctioned Country, to the extent that such transactions would be prohibited by applicable Sanctions or (b) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the credit facility hereunder).
SECTION 3.08 Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09 Taxes. Except as set forth in the SEC Documents and in the Disclosed Matters, each of the Company and its Subsidiaries has timely (after taking into account all available extensions) filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10 ERISA. No ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events and/or Foreign Plan Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Each of the Company, the Subsidiaries and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. The excess of the present value of all benefit liabilities under each Plan of the Company, the Subsidiaries and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, over the value of the assets of all such underfunded Plans could not reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.11 Disclosure. The Term Facility Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions known to the Term Facility Borrower to which the Company or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the financial statements, certificates nor other reports or information furnished by or on behalf of the Term Facility Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Company and the Term Facility Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
SECTION 3.12 Use of Loans. The Term Facility Borrower will use the proceeds of the Loans to finance the Transactions and working capital and other general corporate purposes. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used in any manner that is in violation of any applicable law or regulation (including Regulations U or X of the Board). After applying the proceeds of each Loan, Margin Stock will not constitute more than 25% of the value of the assets of the Company and its Subsidiaries on a consolidated basis that are subject to any provisions of this Agreement that may cause the Loan to be deemed secured, directly or indirectly, by Margin Stock.
SECTION 3.13 Solvency. As of the Closing Date, the Company and its Subsidiaries, on a consolidated basis (after giving effect to the Transactions), (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair saleable value that are greater than the amount that will be required to pay the total amount of their debts and other liabilities, contingent, subordinated or otherwise, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the date hereof.
SECTION 3.14 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
ARTICLE IV.
CONDITIONS
SECTION 4.01 Closing Date. This Agreement shall become effective, and the Loans shall be available, on the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each Lender and Loan Party that is party hereto either (i) a counterpart of each Loan Document to which it is a party signed on behalf of such party (including the Guaranty executed by the Company) or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of each such Loan Document.

(b)    The Administrative Agent shall have received the following favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of counsel covering such matters relating to the parties hereto or this Agreement as the Administrative Agent may reasonably request:
(i)    an opinion of A&L Goodbody Solicitor Irish counsel to the Loan Parties; and
(ii)    an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP New York counsel to the          Loan Parties.
(c)    a certificate (signed by a director or the company secretary) of each of the Loan Parties (each an “Irish Certificate Provider”) attaching and certifying as true and correct, (a) the certificates of incorporation, (b) memorandum and articles of association and (c) board resolutions approving the entry into this Agreement and the other Transactions and ancillary documentation and authorizing their execution by persons specified in such resolution and certifying that (w) that borrowing or guaranteeing the Commitments will not cause any borrowing, guarantee or similar limits binding on such Irish Certificate Provider to be exceeded, (x) certifying that for the purpose or use for which the finance, which is the subject matter of the Loan Documents to which the Irish Certificate Provider is a party, is being used does not include a purpose or use which is prohibited by Section 82 of the Act or which would result in any Loan Document to which the Irish Certificate Provider is a party (including without limitation any guarantees and indemnities thereby created) contravening Section 82 of the Act, (y) certifying that this Agreement does not constitute loans or quasi-loans or credit transactions entered into by the Irish Certificate Provider to or for the benefit of any of the directors of the Company or of the Company’s holding company (or any person connected to such persons) which are prohibited by Section 239 of the Act because the provisions of Section 243 apply, (d) a specimen of the signature of each person authorized by the resolution referred to in paragraph (c) above.
(d)    As of the Closing Date (i) no Default as of the Closing Date has occurred and is continuing and (ii) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the Closing Date as if made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties set forth in the Loan Documents shall have been true and correct in all material respects as of such earlier date), and the Administrative Agent shall have received a certificate, dated the Closing Date and signed by a senior officer of the Term Facility Borrower, certifying to such effect.
(e)    All fees, interest and other amounts due and payable on or prior to the Closing Date by the Loan Parties to the Lead Arrangers and the Lenders under the Loan Documents and under any fee letters among any such parties shall be paid, including, to the extent invoiced by the relevant Person, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Loan Parties hereunder on the Closing Date.
(f)    The Administrative Agent shall have received, at least 2 Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case relating to the Company and its Subsidiaries.
(g)    Substantially contemporaneously herewith on the Closing Date, (a) the Existing Revolving Credit Agreement and the Existing Term Loan Credit Agreement shall be terminated in full and any amounts outstanding thereunder shall be repaid in full and (b) the Company and the Term Facility Borrower shall have entered into the New Revolving Credit Agreement.

(h)    The Administrative Agent shall have received a duly executed solvency certificate (with respect to the Company and its Subsidiaries) from the chief financial officer of the Company substantially in the form attached hereto as Exhibit G.
(i)    The Administrative Agent shall have received a notice of borrowing in accordance with Section 2.03.
The Administrative Agent shall notify the Term Facility Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.
SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than solely to the extent constituting a continuation of any Borrowing as a Eurocurrency Borrowing) is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Loan Parties set forth in the Loan Documents to which they are party (other than the representations and warranties set forth in Sections 3.04(b) and 3.06) shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing with the same effect as if made on and as of such date (other than those representations and warranties that by their terms expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);
(b)    At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing; and
(c)    The Administrative Agent shall have received a notice of borrowing in accordance with Section 2.03.
(d)    Each Borrowing shall be deemed to constitute a representation and warranty by the Term Facility Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICE V.
AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Term Facility Borrower and the Company covenant and agree with the Lenders that:
SECTION 5.01 Financial Statements; Ratings Change and Other Information. At any time after the Closing Date, the Company and the Term Facility Borrower will furnish to the Administrative Agent:
(a)    within 100 days (or such earlier date as the Company may be required to file its applicable annual report on Form 10-K by the rules and regulations of the SEC giving effect to any extension thereunder) after the end of each Fiscal Year of the Company ending after the Closing Date, its audited consolidated balance sheet and related statements of operations, comprehensive income, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, if any, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than a “going concern” qualification pertaining to the maturity of the Loans, the Commitments and loans under the New Revolving Credit Facility, the Existing Notes or the Omega Surviving Debt, in each case occurring within 12 months of the relevant audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as may be indicated in the notes thereto);
(b)    within 55 days (or such earlier date as the Company may be required to file its applicable quarterly report on Form 10-Q by the rules and regulations of the SEC giving effect to any extension thereunder) after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company, beginning with the first Fiscal Quarter ending after the Closing Date, its consolidated balance sheet and related statements of operations, comprehensive income, shareholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, if any, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    concurrently with, or within five Business Days after, any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.10 and 6.11 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)    concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);
(e)    promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt or its cessation of, or its intent to cease, rating the Index Debt, written notice of such rating change, cessation or intent to cease, as applicable; and
(f)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.
Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual reports containing such information, shall be available on the web site of the SEC at http://www.sec.gov or on the Company’s web site at http://www.perrigo.com. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02 Notices of Material Events. The Company and the Term Facility Borrower will furnish to the Administrative Agent prompt (upon receiving knowledge thereof) written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event or Foreign Plan Event that, alone or together with any other ERISA Events or Foreign Plan Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03 Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or apply to any Subsidiary that is not a Significant Subsidiary.
SECTION 5.04 Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could be reasonably expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05 Maintenance of Properties; Insurance; Accounts. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted (except for disposition of assets permitted under this Agreement), and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 5.06 Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Company will take all action required by the

Administrative Agent to permit the Administrative Agent and the Lenders to rely on its annual audit. Except as specified in the definitions of Fiscal Quarters and Fiscal Year, the Company will not change its Fiscal Quarters or Fiscal Year.
SECTION 5.07 Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including by instituting and maintaining policies and procedures that are reasonably designed to ensure continued compliance therewith, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.08 Use of Proceeds. The proceeds of the Loans and Letters of Credit will be used only for the purposes described in Section 3.12.  No part of the proceeds of any Loan or any Letter of Credit (i) will be used, whether directly or indirectly, for any purpose or in any manner that causes any Person to be in violation of Anti-Corruption Laws or otherwise entails a violation of any of the Regulations of the Board, including Regulations T, U and X or (ii) will be used directly, or to the knowledge of the Company or any of the Subsidiaries, indirectly, or lent, contributed or otherwise made available to any Person (a) to fund any activities or business of or with any Person, or in any country or territory, that at the time of such funding, is an Embargoed Person or Sanctioned Country, to the extent that such transactions would be prohibited by applicable Sanctions or (b) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the credit facility hereunder).
SECTION 5.09 [Reserved]
SECTION 5.10 Guarantees from Certain Additional Subsidiaries.
At any time after the Closing Date, the Company or the Term Facility Borrower may, in its sole discretion, cause any Subsidiary of the Company to guarantee the obligations of the Term Facility Borrower by delivering to the Term Facility Borrower and the Administrative Agent an executed Joinder Agreement and such customary documentation reasonably requested by the Administrative Agent including favorable opinions of counsel to such Subsidiary or the Term Facility Borrower; provided that in the event such Subsidiary is not organized in the United States, any State thereof or the District of Columbia, the Administrative Agent shall be reasonably satisfied with the jurisdiction of organization of such Subsidiary.

ARTICLE VI.
NEGATIVE COVENANTS
Until the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Term Facility Borrower and the Company covenant and agree with the Lenders that:
SECTION 6.01 Non-Guarantor Subsidiary Indebtedness. The Company will not permit any Non-Guarantor Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
(a)    Indebtedness created hereunder;
(b)    Indebtedness existing on the date hereof and disclosed in the SEC Documents and modifications, refinancing, refundings, renewals, replacements or extensions of any such Indebtedness that do not increase the outstanding principal amount thereof plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension;

(c)    Indebtedness resulting from loans permitted by Section 6.04;
(d)    Indebtedness pursuant to Permitted Securitization Transactions provided that the aggregate outstanding principal amount of the Indebtedness under all Permitted Securitization Transactions of all Non-Guarantor Subsidiaries and of the Company and all of its other Subsidiaries shall not exceed the greater of $250,000,000 and 2.25% of Consolidated Total Assets (at the time of incurrence);
(e)    other Indebtedness in an aggregate amount not exceed an amount equal to 15% of Consolidated Total Tangible Assets (at the time of incurrence);
(f)    the Omega Surviving Debt;
(g)    Indebtedness arising pursuant to any transaction permitted by Section 6.09 in the event such transaction becomes subject to a recharacterization as a loan or a transaction creating a security interest or other security device;
(h)    Indebtedness incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (A) such Indebtedness is incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction, repair, replacement or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (h) does not exceed the greater of (x) $100,000,000 and (y) and 1.0% of Consolidated Total Assets (at the time of incurrence), and any modifications, refinancing, refundings, renewals, replacements or extensions of any such Indebtedness that do not increase the outstanding principal amount thereof plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension;
(i)    Indebtedness in respect of letters of credit (including trade letters of credit), bank guarantees or similar instruments issued or incurred in the ordinary course of business, including in respect of card obligations or any overdraft or related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers, workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims;
(j)    Indebtedness in respect of bid, performance, surety, stay, customs, appeal or replevin bonds or performance and completion guarantees and similar obligations issued or incurred in the ordinary course of business, including guarantees or obligations of any Subsidiary with respect to letters of credit, bank guarantees or similar instruments supporting such obligation, in each case, not in connection with Indebtedness for money borrowed;
(k)    Indebtedness in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Section 7.01;
(l)    Indebtedness in respect of credit card obligations, netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts in each case in the ordinary course of business;

(m)    Indebtedness consisting of (x) the financing of insurance premiums with the providers of such insurance or their affiliates or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(n)    Indebtedness of a Person existing at the time such Person becomes a Subsidiary and not created in contemplation thereof; provided that, after giving effect to the acquisition of such Person, after giving effect on a pro forma basis to such guarantee, investment, loan or advance, the Leverage Ratio as of the most recently ended fiscal quarter for which financial statements have been delivered shall not exceed the amount permitted under Section 6.10 at the time of determination, and any modifications, refinancing, refundings, renewals, replacements or extensions of any such Indebtedness that do not increase the outstanding principal amount thereof plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension;
(o)    Indebtedness arising under overdraft facilities in an aggregate amount not to exceed the greater of $250,000,000 and 2.25% of Consolidated Total Assets (at the time of incurrence); and
(p)    All premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (o) above.
SECTION 6.02 Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Permitted Encumbrances;
(b)    Liens on any property or asset of the Company or any Subsidiary thereof existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary thereof and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, as reduced from time to time;
(c)    Precautionary UCC or similar filings with respect to operating leases of the Company or any Subsidiary thereof;
(d)    Liens on assets of Subsidiaries solely in favor of the Company or any of its Subsidiaries as secured party and securing Indebtedness owing by a Subsidiary to the Company or another Subsidiary;
(e)    [reserved];
(f)    Liens securing Indebtedness of the Company and its Subsidiaries permitted to be incurred pursuant to Section 6.01(h) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created within 270 days after the acquisition of such fixed or capital assets, (ii) such Liens do not encumber any property other than the property financed by such Indebtedness and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the purchase price of such property;
(g)    Liens (in addition to the Liens permitted elsewhere in this Section 6.02) on assets of the Company and its Subsidiaries securing indebtedness in the aggregate less than an amount equal to 7.5% of Consolidated Total Tangible Assets, provided that such Liens assumed or created in connection with an

Additional Acquisition after the Closing Date may secure Indebtedness in an aggregate amount of up to $50,000,000 in excess of 7.5% of Consolidated Total Tangible Assets (at the time of incurrence) for a period of time not to exceed 60 days after any such Additional Acquisition;
(h)    Liens in favor of letter of credit issuing banks on cash collateral securing the obligations of a defaulting lender to fund risk participations in such letters of credit;
(i)    Liens (in addition to the Liens permitted above in this Section 6.02) on assets of Subsidiaries that are not Loan Parties assumed or created in connection with an Additional Acquisition after the Closing Date and not created in contemplation of such Additional Acquisition (or extending to any assets not so acquired pursuant to such Additional Acquisition and encumbered as of the date of such Additional Acquisition) and securing Indebtedness in the aggregate less than an amount equal to 10% of Consolidated Total Tangible Assets, provided that such Liens may secure Indebtedness in an aggregate amount of up to $50,000,000 in excess of 10% of Consolidated Total Tangible Assets (at the time of incurrence) for a period of time not to exceed 60 days after any such Additional Acquisition;
(j)    any transaction permitted by Section 6.09, including any Liens on the assets that are the subject of such transaction in the event such transaction becomes subject to a recharacterization as a loan or a transaction creating a security interest or other security device;
(k)    rights of setoff and similar arrangements and Liens in favor of depository and securities intermediaries as a matter of law or in the ordinary course of business under customary general terms and conditions, to secure obligations owed in respect of card obligations or any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and fees and similar amounts related to bank accounts or securities accounts (including Liens securing letters of credit, bank guarantees or similar instruments supporting any of the foregoing);
(l)    Liens (i) on “earnest money” or similar deposits or other cash advances in connection with acquisitions permitted by Section 6.04 or (ii) consisting of an agreement to dispose of any property in a disposition permitted under this Agreement including customary rights and restrictions contained in such agreements;
(m)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company or any Subsidiary or (ii) secure any Indebtedness;
(n)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(o)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;
(p)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by a Loan Party or any Subsidiary in the ordinary course of business;
(q)    Liens deemed to exist in connection with repurchase agreements permitted under Section 6.04;

(r)    rights of setoff relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business;
(s)    ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Subsidiary;
(t)    Liens on equipment owned by the Company or any Subsidiary and located on the premises of any supplier and used in the ordinary course of business and not securing Indebtedness;
(u)    any restriction or encumbrance with respect to the pledge or transfer of Equity Interests of a joint venture;
(v)    Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds of any Person securing such Person’s obligations in respect of banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(w)    Liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers; and
(x)    Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unpaid insurance premiums under the insurance policy related to such insurance premium financing arrangement.
Notwithstanding the above, the Term Facility Borrower will, if it or any of the Company’s Subsidiaries shall create any Lien upon any of its property or assets, whether now owned or hereafter acquired, in favor of any of the holders of the Existing Notes or lenders under the New Revolving Credit Facility (unless prior written consent of the Required Lenders to the creation thereof shall have been obtained), make or cause to be made effective a provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured.
SECTION 6.03 Fundamental Changes. The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, provided that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company or the Term Facility Borrower in a transaction in which the Company or the Term Facility Borrower, as applicable, is the surviving corporation, (ii) any Person (other than the Company or the Term Facility Borrower) may merge into any Subsidiary (other than the Term Facility Borrower) in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary and (iv) any Subsidiary (other than the Term Facility Borrower) may liquidate or dissolve if the Company and the Term Facility Borrower determine in good faith that such liquidation or dissolution is in the best interests of the Company and the Term Facility Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly-Owned Subsidiary of the Company and the Term Facility Borrower immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.
SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary of the Company and the Term Facility

Borrower prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or make any Additional Acquisition (each an “Investment”), except:
(a)    Permitted Investments;
(b)    Investments, loans and advances existing on the date hereof and set forth in Schedule 6.04, and extensions, renewals and replacements thereof that do not increase the outstanding amount thereof, as reduced from time to time;
(c)    Investments in a Securitization Entity in connection with Permitted Securitization Transactions and in an aggregate outstanding amount acceptable to the Administrative Agent and required to consummate the Permitted Securitization Transactions plus accounts or notes receivable permitted to be transferred to a Securitization Entity in connection with Permitted Securitization Transactions;
(d)    Investments, loans or advances made by the Company or any Subsidiary to the Company or any Subsidiary;
(e)    Additional Acquisitions, provided that before and after giving pro forma effect thereto (as of the end of the most recently ended Fiscal Quarter of the Company), no Default exists or would be caused thereby;
(f)    Guarantees (i) by the Company or any Subsidiary of Indebtedness of the Company or any Subsidiary that is a Guarantor, (ii) by any Subsidiary that is not a Guarantor of any Indebtedness of any Subsidiary or (iii) of any of the Obligations;
(g)    Guarantees, Investments, loans or advances not otherwise permitted by this Section 6.04 not in excess of 15% of Consolidated Total Assets (at the time of incurrence) in the aggregate;
(h)    (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and (ii) Investments (including debt obligations and Equity Interests) received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business or received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(i)    Investments in Swap Agreements in the ordinary course of business and not for speculative purposes;
(j)    any Investment; provided that no Event of Default has occurred and is continuing at the time such investment is made;
(k)    advances of payroll payments, fees or other compensation to officers, directors, consultants or employees, in the ordinary course of business;

(l)    Investments to the extent that payment for such Investments is made solely with Equity Interests of the Company; and
(m)    lease, utility and similar deposits in the ordinary course of business.
It is acknowledged and agreed that any Guarantees permitted by clauses (f) and (g) above, to the extent such Guarantee constitutes Indebtedness, are subject to compliance with any applicable limitations in Section 6.01.
SECTION 6.05 [Reserved].
SECTION 6.06 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company or any Subsidiary may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for present or former officers, directors, consultants or employees of the Company and its Subsidiaries in an amount not to exceed $25,000,000 in any fiscal year (with any unused amount of such base amount available for use in the next succeeding fiscal year), so long as no Event of Default under clauses (a), (b), (h) or (i) of Section 7.01 has occurred or is continuing, (d) repurchases of Equity Interests in any Loan Party or any Subsidiary deemed to occur upon exercise of stock options or warrants or other securities convertible into or exercisable for Equity Interests of the Company, (e) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Equity Interests of the Company and (f) the Company may make Restricted Payments with respect to its Equity Interests so long as no Default exists or would be caused thereby. For the avoidance of doubt, any reduction in share capital or share premium with respect to the Equity Interests of the Company or any of its Subsidiaries in connection with a Restricted Payment permitted pursuant to this Section 6.06 shall be permitted.
SECTION 6.07 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Subsidiaries not involving any other Affiliate, (c) the payment of customary compensation and benefits and reimbursements of out-of-pocket costs to, and the provision of indemnity on behalf of, directors, officers, consultants, employees and members of the Boards of Directors of the Company or such Subsidiary, (d) loans and advances to officers, directors, consultants, and employees in the ordinary course of business, (e) Restricted Payments and other payments permitted under Section 6.06, (f) employment, incentive, benefit, consulting and severance arrangements entered into (i) in the ordinary course of business or (ii) set forth on Schedule 6.07, (g) the issuance of Equity Interests of the Company and the granting of registration or other customary rights in connection therewith, (m) transactions effected as part of a Permitted Securitization Transaction and (o) transactions approved by the Audit Committee of the board of Directors of the Company in accordance with the Company’s policy regarding related party transactions in effect from time to time.
SECTION 6.08 [Reserved].

SECTION 6.09 Disposition of Assets. The Company will not, and will not permit any of its Subsidiaries to, sell, lease, license, transfer, assign or otherwise dispose of, whether in one or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries taken as a whole.
SECTION 6.10 Leverage Ratio. (i) Beginning with the Fiscal Quarter ended on or about March 31, 2018, the Company will not permit the Leverage Ratio to exceed 4.0 to 1.0 as of the last day of any such Fiscal Quarter of the Company and (ii) beginning with the Fiscal Quarter ended on or about September 30, 2018, the Company will not permit the Leverage Ratio to exceed 3.75 to 1.0 as of the last day of any Fiscal Quarter of the Company; provided that during a Fiscal Quarter in which a Qualified Acquisition has occurred and for the four following Fiscal Quarters, such limit will be increased so that the Company will not permit the Leverage Ratio to exceed 4.0 to 1.0 as of the last day of any such Fiscal Quarter of the Company; provided further that such increase may not occur with respect to more than three (3) Qualified Acquisitions during the term of this Agreement.
SECTION 6.11 Interest Coverage Ratio. On and at any time after the Closing Date, beginning with the first Fiscal Quarter after the Closing Date the Term Facility Borrower will not permit the Interest Coverage Ratio to be less than 3.0 to 1.0 as of the end of any Fiscal Quarter of the Company.
ARTICLE VII.
EVENTS OF DEFAULT
SECTION 7.01.    Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)    the Term Facility Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Company and the Term Facility Borrower’s existence), 5.06 (with respect to inspection rights), 5.08, 6.01, 6.02, 6.03, 6.04, 6.06, 6.07, 6.10 or 6.11;
(e)    the Term Facility Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Term Facility Borrower (which notice will be given at the request of any Lender);
(f)    the Company or any Significant Subsidiary shall fail to pay Material Indebtedness at the stated final maturity thereof (after giving effect to any applicable grace periods);
(g)    any event or condition occurs that results in Material Indebtedness (other than Omega Surviving Debt) of the Company or any Significant Subsidiary becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, the appointment of an examiner or other relief in respect of the Company or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, examiner, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Company or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more final, non-appealable judgments for the payment of money in an aggregate Dollar Equivalent amount in excess of $125,000,000 (to the extent due and not covered by insurance as to which the relevant insurance company has not been denied coverage) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of 60 consecutive days during which execution shall not be paid, bonded or effectively stayed;
(l)    an ERISA Event or a Foreign Plan Event shall have occurred that, when taken together with all other ERISA Events and/or Foreign Plan Events, if any, could reasonably be expected to result in a Material Adverse Effect;
(m)    any Loan Document shall fail to remain in full force or effect or provide the Lien or Guarantee intended to be provided, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Document, or a Loan Party shall deny that it has any further liability under any Loan Document to which it is a party, or shall give notice to such effect; or
(n)    a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Company or the Term Facility Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Term Facility Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Term Facility Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Term Facility Borrower; and in case of any event with respect to the Company or the Term Facility Borrower described in clause (h) or (i) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Term Facility Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Term Facility Borrower.
SECTION 7.02 Application of Payments
Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Term Facility Borrower or the Required Lenders, all payments received on account of the Obligations shall, subject to Section 2.18, shall be applied by the Administrative Agent as follows:
(i)    first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees and disbursements and other charges of counsel payable under Section 9.03 and amounts payable to the Administrative Agent in its capacity as such pursuant to Section 2.09(a));
(ii)    second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts payable to the Lenders (including fees and disbursements and other charges of counsel payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)    third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the amounts described in this clause (iii) payable to them;
(iv)    fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (iv) payable to them;
(v)    fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent and the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)    finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Term Facility Borrower or as otherwise required by law.

ARTICLE VIII.
THE AGENTS
SECTION 8.01 Appointment.
(a)    In order to expedite the transactions contemplated by this Agreement, (i) JPMorgan Chase Bank, N.A.(and its successors and assigns) is hereby appointed to act as Administrative Agent, (ii) each of HSBC Bank USA, N.A. and Wells Fargo Bank, National Association is hereby appointed to act as a Syndication Agent and (iii) each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A. Credit Suisse AG, Cayman Islands Branch and Deutsche Bank Securities Inc. are hereby appointed to act as a Documentation Agent. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders, and promptly to distribute to each its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with the performance of its duties as Administrative Agent hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Term Facility Borrower pursuant to this Agreement as received by the Administrative Agent. Upon receipt by the Administrative Agent of any of the reports, notices or certificates required to be delivered by the Term Facility Borrower under Section 5.01 (other than Section 5.01(f)) or 5.02, the Administrative Agent shall promptly deliver the such reports, notices or certificates to the Lenders.
(b)    Neither any of the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Term Facility Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Term Facility Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent under Article IV. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Term Facility Borrower or any other Loan Party or any other party hereto on account of the failure, delay in performance or breach by, or as a result of information provided by, any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Term Facility Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.
(c)    As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, the Term Facility Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)    Without limiting the other provisions of this Article VIII, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Term Facility Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document and (v) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION 8.02 Nature of Duties.

(a)    The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders further acknowledge and agree that so long as an Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, such Agent shall have no liability in respect of such determination to any person. Notwithstanding any provision to the contrary elsewhere in this Agreement, (i) no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against any Agent and (ii) none of the Syndication Agents, Documentation Agents, lead bookrunners or Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder. Without limiting the generality of the foregoing;
(i)    the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender Bank other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; and
(ii)    nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.
(b)    (i)     The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties.
(ii)    The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(c)    No Agent or Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(d)    In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the

Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Term Facility Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.10, 2.11, 2.13, 2.15 and 9.03) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
(e)    The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Term Facility Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Term Facility Borrower or any Subsidiary shall have any rights as a third party beneficiary under any such provisions.
SECTION 8.03 Resignation by the Agents. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Term Facility Borrower as set forth in this Section 8.03. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Term Facility Borrower (not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by the Term Facility Borrower and shall have accepted such appointment within 45 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of Lenders the with the consent of the Term Facility Borrower (not to be unreasonably withheld or delayed and provided such consent shall not be required if an Event of Default has occurred and is continuing), appoint a successor Agent which shall be a bank with an office in New York, New York and an office in London, England (or a bank having an Affiliate with such an office) having a combined capital and surplus (including its parent company) having a Dollar Equivalent that is not less than $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.
SECTION 8.04 Each Agent in its Individual Capacity. With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Term Facility Borrower or any of its Subsidiaries or other Affiliates thereof as if it were not an Agent and without any duty to account therefor to the Lenders. The terms “Lenders,” “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, or as one of the Required Lenders, as applicable.
SECTION 8.05 Indemnification. Each Lender agrees (a) to reimburse the Agents and their Related Parties, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans)) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Term Facility Borrower and (b) to indemnify and hold harmless each Agent and any of their Related Parties, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Term Facility Borrower, provided that no Lender shall be liable to an Agent or any of their Related Parties for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent or such Related Party, as the case may be.
SECTION 8.06 Lack of Reliance on Agents. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Agents or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company, the Term Facility Borrower and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.
SECTION 8.07 Designation of Affiliates. The Administrative Agent shall be permitted from time to time to designate one of its Affiliates (which includes any branches of the Administrative Agent or any of its Affiliates) to perform the duties to be performed by the Administrative Agent hereunder with respect to any matters under the Loan Documents. The provisions of this Article VIII shall apply to any such Affiliate mutatis mutandis.
SECTION 8.08 [Reserved].
SECTION 8.09 Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Term Facility Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Term Facility Borrower or any other Loan Party, that:
(i)    none of the Administrative Agent, each Agent and each Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)    no fee or other compensation is being paid directly to the Administrative Agent, each Agent and each Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
(c)    The Administrative Agent, each Agent and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
(d)    As used herein the following terms have the following meanings:
(i)    “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
(ii)    “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
ARTICLE IX.
MISCELLANEOUS
SECTION 9.01 Notices.

(a)    Subject to paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Term Facility Borrower, or the Company:
c/o Perrigo Company plc
The Treasury Building
Grand Canal Street Lower
Dublin 2, Ireland
Attention: Lou Cherico, Corporate Treasurer
E-mail: lou.cherico@perrigo.com;
(ii)    if to the Administrative Agent, to it at:
JPMorgan Chase Bank, N.A.
10 South Dearborn
Floor L2
Chicago, IL 60603
Attention: Nanette Wilson
Phone: 1-312-385-7084
Fax: 1-844-490-5663
Email: Nanette.wilson@jpmorgan.com
In the case of any matter relating to Loan denominated in a Foreign Currency, with a copy to:
J.P. Morgan Europe Limited
Loans Agency 6th Floor
25 Bank Street, Canary Wharf
London E145JP, United Kingdom
Attention:  Agent
Fax:  +44-207-777-2360
Email:  loan_and_agency_London@jpmorgan.com
(iii)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(iv)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
(b)    (i) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Term Facility Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the other Lenders by posting the Communications on DebtDomain, Intralinks™, Syndtrak, ClearPar or a substantially similar Electronic System.
(i)    Although any Electronic System used by the Administrative Agent and its primary web portal are secured with generally applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and any such Electronic System is secured through a per-deal authorization method whereby each user may access such Electronic System only on a deal-by-deal basis, each of the Lenders, the Company and the Term Facility Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, the Company and the Term Facility Borrower hereby approves distribution of the Communications through any Electronic System used by the Administrative Agent and understands and assumes the risks of such distribution.
(ii)    Any Electronic System used by the Administrative Agent and the Communications are provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications or the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Electronic Systems and the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Term Facility Borrower or the other Loan Parties, any Lender, or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Term Facility Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the internet or an Electronic System.
(iii)    “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System. “Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
(iv)    Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Electronic System used by the Administrative Agent shall constitute effective delivery of the Communications to such Lender for the purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(v)    Each of the Lenders, and the Term Facility Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Electronic System used by the Administrative Agent in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(vi)    Nothing herein shall prejudice the right of the Administrative Agent, any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 9.02 Waivers; Amendments.
(a)     No failure or delay by any Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Term Facility Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Agent or Lender may have had notice or knowledge of such Default at the time.
(b)    Subject to Sections 2.11(b), 2.19 and 9.02(d), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Term Facility Borrower and the Required Lenders or by the Term Facility Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender or modify the currency of any Commitment or currency in which a Lender is required to make a Loan without the written consent of such Lender directly affected thereby, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.15(b) or (c) or 7.02 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly affected thereby (it being understood and agreed that (x) any increase in the total Commitments and related modifications approved by each Lender increasing any of its Commitments and by the Required Lenders shall not be deemed to alter the manner in which payments are shared or alter any other pro rata sharing of payments and (y) any “amend-and-extend” transaction that extends the Maturity Date only for those Lenders that agree to such an extension (which extension may include increased pricing and fees for such extending Lenders, and which extension shall not apply to those Lenders that do not approve such extension) shall not be deemed to alter the manner in which payments are shared or alter any other pro rata sharing of payments), (v) release all or substantially all Guarantors from their obligations under any Guaranty, except to the extent permitted hereunder (whether pursuant to any sale or other transfer of the relevant Guarantor permitted hereunder or as otherwise permitted hereunder) or with the consent of all the Lenders or (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any other Agent hereunder without the prior written consent of the Administrative Agent and such other Agent, as the case may be.
(c)    Notwithstanding anything herein to the contrary, Defaulting Lenders shall not be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver and, for purposes of determining the Required Lenders, the Commitments and the Loans of such Defaulting Lender shall be disregarded, in each case except as provided in Section 2.18(b).
(d)    If the Administrative Agent and the Term Facility Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Term Facility Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect; provided that (x) prior written notice of such proposed amendment, modification or supplement shall be given to the Lenders and (y) the Required Lenders do not object to such amendment, modification or supplement in writing to the Administrative Agent within five Business Days of such notice.
SECTION 9.03 Expenses; Indemnity; Damage Waiver.
(a)    The Term Facility Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lead Arrangers, Administrative Agent, the Syndication Agents, the Documentation Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Lead Arrangers, Administrative Agent, the Syndication Agents and the Documentation Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Lead Arrangers, Agents or any Lender, including the reasonable fees, charges and disbursements of any counsel for any Lead Arrangers, Agent or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that the obligation to pay fees, disbursements and other charges of legal counsel shall be limited to the fees, disbursements and other charges of one counsel to the Administrative Agent, the Syndication Agents, the Lead Arrangers, the Documentation Agents and all Lenders and one additional Irish counsel to the Administrative Agent, the Syndication Agents, the Lead Arrangers and the Documentation Agents (and, if reasonably necessary, of one additional local counsel in any other relevant jurisdiction) (and in the case of any actual or perceived conflict, an additional conflicts counsel with respect to each of the above).
(b)    The Term Facility Borrower shall indemnify each Lead Arranger, Agent and Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or any transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its

Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether brought by any Loan Party or any other Person, or in any other way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it under this Agreement or any other Loan Document; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence or willful misconduct of such Indemnitee or its controlled affiliates, directors, officers, employees, advisors, agents or other representatives, (ii) such Indemnitee’s or such controlled affiliate, director, officer, employee, advisor, agent or other representative’s material breach of its obligations under this Agreement or the other Loan Documents or (iii) any dispute solely among Indemnified Persons other than claims against any Lead Arranger in its capacity as such or in fulfilling its role as Administrative Agent or any similar role under this Agreement or claims arising out of any acts or omissions on the part of the Term Facility Borrower, the Company or any of their respective Related Parties. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials obtained through any information transmission system in connection with the Loan Documents or the transactions contemplated thereby unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)    Each Lender severally agrees to pay any amount required to be paid by the Term Facility Borrower under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, and each Related Party (each an “Agent Indemnitee”) (to the extent not reimbursed by the Term Facility Borrower and without limiting the obligation of the Term Facility Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(d)    To the extent permitted by applicable law, the Term Facility Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Term Facility Borrower of any obligation it may have to indemnify an Indemnitee against for special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04 Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Term Facility Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Term Facility Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (c) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Term Facility Borrower, provided that (x) no consent of the Term Facility Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clauses (a), (b), (h), (i) or (j) of Section 7.01 has occurred and is continuing, and (y) the Term Facility Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and
(B)    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
As used herein, “Ineligible Institution” means a (a) natural person, (b) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, (c) the Company or any Affiliate thereof (except as set forth in Section 9.04(e) below) and (d) any Defaulting Lender.
(i)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment of Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Term Facility Borrower and the Administrative

Agent otherwise consent, provided that no such consent of the Term Facility Borrower shall be required if an Event of Default has occurred and is continuing and the Term Facility Borrower shall be deemed to have consented unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Electronic System used by the Administrative Agent and as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate level information (which may contain material non-public information about the Term Facility Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws. For the purposes of this Section 9.04(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(ii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iii)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Term Facility Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Term Facility Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Term Facility Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(iv)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Electronic System used by the Administrative agent and as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(d)    Any Lender may, without the consent of or notice to the Term Facility Borrower and the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Term Facility Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Term Facility Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.16(g) will be delivered to the Term Facility Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.15 and 2.16 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Term Facility Borrower’s request and expense, to use reasonable efforts to cooperate with the Term Facility Borrower to effectuate the provisions of Section 2.16(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Term Facility Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Notwithstanding anything to the contrary contained in this Agreement, the Term Facility Borrower may repurchase Loans, and each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Loans to the Term Facility Borrower; provided that:
(i)    no Default has occurred or is continuing or would result therefrom;
(ii)    the Term Facility Borrower has offered to repurchase Loans of all Lenders under the applicable Class on a pro rata basis pursuant to procedures approved by the Term Facility Borrower and the Administrative Agent;
(iii)    the Term Facility Borrower shall not use any proceeds from the New Revolving Credit Facility (or any replacement, modification or refinancing thereof) to purchase Loans ;
(iv)    any such Loans assigned and transferred to the Term Facility Borrower shall be automatically and permanently cancelled upon the effectiveness of such assignment and transfer and will thereafter no longer be outstanding for any purpose hereunder (with the cancelled amount of such Loans being the par amount thereof for purposes of this Agreement);
(v)    any gain from any such repurchase shall not increase Consolidated EBITDA; and
(vi)    in connection with any such repurchase the Term Facility Borrower shall represent that, as of the date of such repurchase, the Company and the Term Facility Borrower are not in possession of any information regarding the Company or its Subsidiaries or the Loans that, in each case, (x) would reasonably be expected to be material to a decision by any Lender to sell, assign and transfer its Loans to the Term Facility Borrower and (y) has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than, as to any Lender, due solely to such Lender’s election not to receive any non-public information).

The Administrative Agent is authorized to make appropriate entries in the Register to reflect any cancelation of the Loans repurchased and cancelled pursuant to this Section 9.04(e).
SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Company and the Term Facility Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06 Counterparts; Integration; Effectiveness.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees and the terms of the facilities set forth herein constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy or emailed pdf. Or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of the Loan Parties now or hereafter existing under the Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under such Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.
(a)    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
(b)    EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, NOTWITHSTANDING THE GOVERNING LAW PROVISIONS OF ANY APPLICABLE LOAN DOCUMENT, ANY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT BY ANY LENDER RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE CONSUMMATION OR ADMINISTRATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
(c)    Each of the parties hereto hereby (i) irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, located in the Borough of Manhattan (or, if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York, New York County, located in the Borough of Manhattan), and any appellate court from any such court, in any action, suit, proceeding or claim arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated by this Agreement or any other Loan Document, for recognition or enforcement of any judgment or the performance of services hereunder and agrees that all claims in respect of any such action, suit, proceeding or claim may (and any such claims, cross-claims or third-party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court, (ii) waives, to the fullest extent that it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action, suit, proceeding or claim arising out of or relating to this Agreement or the transactions contemplated hereby or the performance of services hereunder in any such New York State or Federal court and (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit, proceeding or claim in any such court. Each of the parties hereto agrees to commence any such action, suit, proceeding or claim either in the United States District Court for the Southern District of New York (or, if such court lacks subject matter jurisdiction, in the Supreme Court of the State of New York, New York County located in the Borough of Manhattan). A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject, by suit upon judgment. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.

(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. The Loan Parties hereby appoint their Affiliate, Perrigo Company, 515 Eastern Avenue, Allegan, Michigan 49010, or if otherwise, its principal place of business in The City of New York from time to time, as its agent for service of process, and agrees that service of any process, summons, notice or document by hand delivery or registered mail upon such agent shall be effective service of process for any suit, action or proceeding brought in any such court.
SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12 Confidentiality; Material Non-Public Information. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including a self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company, its Subsidiaries or their obligations or (iii) any provider of credit insurance for such Person, (g) with the consent of the Term Facility Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company and its Subsidiaries, (i) to any rating agency in connection with rating the Company or its Subsidiaries or the facilities set forth herein and (j) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities set forth herein. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments and Loans. For the purposes of this Section, “Information” means all information received from the Loan Parties relating to the Company or any of its Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(a)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE TERM FACILITY BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE TERM FACILITY BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE TERM FACILITY BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE TERM FACILITY BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate (which, if such rate is less than zero, shall be deemed to be zero) to the date of repayment, shall have been received by such Lender.
SECTION 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Term Facility Borrower and each Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Term Facility Borrower and each Guarantor, which information includes the name and address of the Term Facility Borrower and each Guarantor and other information that will allow such Lender to identify the Term Facility Borrower and each Guarantor in accordance with the Patriot Act.

SECTION 9.15 Conversion of Currencies.
(a)    If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of the Term Facility Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Term Facility Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Term Facility Borrower contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 9.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Term Facility Borrower acknowledges and agrees, and acknowledge its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Company and its Subsidiaries and any Agent, any Lead Arranger or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Agent, any Lead Arranger or any Lender has advised or is advising the Company or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Agents, Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Term Facility Borrower and its respective Affiliates, on the one hand, and the Agents, the Lead Arrangers and the Lenders, on the other hand, (iii) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Agents, the Lead Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Term Facility Borrower or any of its respective Affiliates, or any other Person; (ii) none of the Agents, the Lead Arrangers and the Lenders has any obligation to the Term Facility Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Term Facility Borrower and its Affiliates, and none of the Agents, the Lead Arrangers and the Lenders has any obligation to disclose any of such interests to the Term Facility Borrower or its Affiliates.  To the fullest extent permitted by Law, (x) the Loan Parties hereby waive and release any claims that they may have against the Agents, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby and (y) each Loan Party agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby.

The Company and the Term Facility Borrower each further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Company, the Term Facility Borrower and other companies with which the Company or the Term Facility Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
In addition, the Company and the Term Facility Borrower each acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Company and the Term Facility Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Company or the Term Facility Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Company or the Term Facility Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Company and the Term Facility Borrower each also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Company or the Term Facility Borrower, confidential information obtained from other companies
SECTION 9.17 Authorization to Distribute Certain Materials to Public-Siders.
(a)    If the Company does not file this Agreement with the SEC, then the Loan Parties hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders. The Loan Parties acknowledge their understanding that Public-Siders and their firms may be trading in any of the Company or its Affiliates’ respective securities while in possession of the Loan Documents.
(b)    The Loan Parties represent and warrant that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of the federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time a material non-public information within the meaning of the federal and state securities laws after the date hereof, the Company agrees that it will promptly make such information publicly available by press release or public filing with the SEC.
SECTION 9.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PERRIGO FINANCE UNLIMITED COMPANY, as
Term Facility Borrower

By:	/s/ Lou Cherico
Name: Lou Cherico
Title: Treasurer

PERRIGO COMPANY PLC, as Company

By:	/s/ Ron Winowiecki
Name: Ron Winowiecki
Title: Executive Vice President and Chief Financial
Officer

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A., as Lender and as
Admistrative Agent

By:	/s/ Sabir Hashmy
Name: Sabir Hashmy
Title: Managing Director

Signature Page to Credit Agreement

HSBC Bank USA, N.A., as a Lender and as a
Syndication Agent

By:	/s/ Andrew Bicker
Name: Andrew Bicker
Title: Director

Signature Page to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
and as a Syndication Agent

By:	/s/ Jordan Harris
Name: Jordan Harris
Title: Director

Signature Page to Credit Agreement

Bank of America N.A., as a Lender

By:	/s/ Joseph L. Corah
Name: Joseph L. Corah
Title: Director

Signature Page to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

Signature Page to Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Eugene Yermash
Name: Eugene Yermash
Title: Vice President

Signature Page to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ William O'Daly
Name: William O'Daly
Title: Authorized Signatory

By:	/s/ Joan Park
Name: Joan Park
Title: Authorized Signatory

Signature Page to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

Signature Page to Credit Agreement

BNP Paribas, as a Lender

By:	/s/ Michael Pearce
Name: Michael Pearce
Title: Managing Director

By:	/s/ Michael R. Hoffman
Name: Michael R. Hoffman
Title: Director

Signature Page to Credit Agreement

FIFTH THIRD BANK, as a Lender

By:	/s/ Nathaniel E. (Ned) Sher
Name: Nathaniel E. (Ned) Sher
Title: Director

Signature Page to Credit Agreement

ING Bank N.V., Dublin Branch, as a Lender

By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

By:	/s/ Stephen Farrelly
Name: Stephen Farrelly
Title: Vice President

Signature Page to Credit Agreement

Mizuho Bank Ltd., as a Lender

By:	/s/ Bertram H. Tang
Name: Bertram H. Tang
Title: Authorized Signatory

Signature Page to Credit Agreement

CITIZENS BANK, N.A., as a Lender

By:	/s/ Darran Wee
Name: Darran Wee
Title: Senior Vice President

Signature Page to Credit Agreement

PNC Bank, N.A., as a Lender

By:	/s/ Sommar M. Bainbridge
Name: Sommar M. Bainbridge
Title: Sr. Vice President

Signature Page to Credit Agreement

U.S. Bank National Association, as a Lender

By:	/s/ Timothy Tarasovitch
Name: Timothy Tarasovitch
Title: Vice President

Signature Page to Credit Agreement

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

Signature Page to Credit Agreement

Bank Hapoalim B.M., as a Lender

By:	/s/ Shimi Barazany
Name: Shimi Barazany
Title: First Vice President
Israeli Business Group

By:	/s/ Yael Weinstock-Shemesh
Name: Yael Weinstock-Shemesh
Title: Senior Vice President
Head of Israeli Business Group

Signature Page to Credit Agreement

Exhibit A

Assignment and Assumption

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Assignment Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Credit Agreement identified below (as amended, supplemented or modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of _____________]

3.	Borrower:	Perrigo Finance Unlimited Company

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the
Credit Agreement

5.	Credit Agreement:	The Term Loan Credit Agreement dated as of March 8, 2018 among
Perrigo Finance Unlimited Company, Perrigo Company PLC, the
Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative
Agent, HSBC Bank USA, N.A. and Wells Fargo Bank, National
Association, as Syndication Agents and the other agents party thereto from time to time.

6.	Assigned Interest:

Class of Commitment/Loans Assigned	Aggregate Amount of Commitment/Loans for all Lenders of applicable Class	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loan of applicable Class
	$	$	%
	$	$	%
	$	$	%

Assignment Date: _____________ ___, 20___ (the “Assignment Date”) [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Term Facility Borrower, their respective subsidiaries and their respective Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Admistrative Agent

By:
Title:

Consented to:

PERRIGO FINANCE UNLIMITED COMPANY

By:
Title:

1	If required.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, the Term Facility Borrower, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, the Term Facility Borrower, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender (subject to receipt of such consents, if any, as may be required under the Credit Agreement, (iii) from and after the Assignment Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or (b) thereof, as applicable (or, prior to the first such delivery, the financial statements referred to in Section 3.04 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, any Agent, or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Agent, the Assignor or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Assignment Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Assignment Date and to the Assignee for amounts which have accrued from and after the Assignment Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

Exhibit B

Form of Note

NOTE

[Date]

Perrigo Finance Unlimited Company, a public unlimited company formed under the law of Ireland (the “Term Facility Borrower”), promises to pay ____________________________________ (the “Lender”) or its registered assigns the aggregate unpaid principal amount of all Loans made by the Lender to the Term Facility Borrower pursuant to the Credit Agreement (as hereinafter defined), in immediately available funds at the office of JPMorgan Chase Bank, N.A., as Administrative Agent, designated in the Credit Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Term Facility Borrower shall pay the principal of and accrued and unpaid interest on the Loans in the amounts and at the times required under the Credit Agreement.

The Lender shall, and is hereby authorized to record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Term Loan Credit Agreement dated as of March 8, 2018 (the “Credit Agreement”) by and among the Term Facility Borrower, Perrigo Company PLC, a public limited company formed under the law of Ireland (the “Company”), the Lenders (together with their respective successors and assigns, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, HSBC Bank USA, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, and the other agents party thereto from time to time, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed as more specifically described in the Credit Agreement and other Loan Documents, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

By:
Print Name:
Title:

Exhibit C

Mandatory Cost Rate

ARTICLE X.    MANDATORY COST

[To the extent applicable, to be calculated by the Administrative Agent in its reasonable discretion]

Exhibit D

Form of Joinder Agreement

FORM OF JOINDER AGREEMENT
JOINDER AGREEMENT, dated as of [     ], 2[  ], by [ADDITIONAL GUARANTOR[s]] a [jurisdiction][corporation][partnership][LLC] ([each an][the] “Additional Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders under the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
PRELIMINARY STATEMENTS
A. WHEREAS, Perrigo Finance Unlimited Company, a public unlimited company organized under the laws of Ireland (the “Term Facility Borrower”), Perrigo Company PLC, a public limited company organized under the laws of Ireland (the “Company”) the Lenders and the Administrative Agent and the other agents party thereto, have entered into a Term Loan Credit Agreement, dated as of March 8, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B. WHEREAS the Company has previously entered into a Guaranty (the “Guaranty”) dated the date of the Credit Agreement in favor of the Administrative Agent pursuant to which it has guaranteed the Guaranteed Obligations as set forth therein.
B. WHEREAS, [each][the] Additional Guarantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Guaranty.
ACCORDINGLY, IT IS AGREED:
1. Guaranty. By executing and delivering this Joinder Agreement, [each][the] Additional Guarantor, as provided in Section 15 of the Guaranty, hereby becomes a party to the Guaranty as a “Guarantor” thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. [All notices and other communications provided to the Additional Guarantor[s] shall be at the address set forth pursuant to Section 9.01 of the Credit Agreement.] [Each][The] Additional Guarantor hereby represents and warrants that each of the representations and warranties made by it as a Guarantor in [Section 10 of the Guaranty] are true and correct in all material respects on and as of the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).
2. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
3. CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS. (A) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES

DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN (OR, IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, LOCATED IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD-PARTY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS JOINDER AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE LENDERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS JOINDER AGREEMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(B) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(C) EACH PARTY TO THIS JOINDER AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS JOINDER AGREEMENT WILL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH GUARANTOR HEREBY APPOINTS ITS AFFILIATE PERRIGO COMPANY AS ITS AGENT FOR SERVICE OF PROCESS AS SET FORTH IN SECTION 9.09(D) OF THE CREDIT AGREEMENT.

IN WITNESS WHEREOF, [each][the] undersigned [party] has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GUARANTOR[S]]

By:
Name:
Title:

Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Exhibit E

Lender Addition and Acknowledgement Agreement

LENDER ADDITION AND ACKNOWLEDGEMENT AGREEMENT
Dated: ________, 20__

Reference is made to the Term Loan Credit Agreement (as amended or modified from time to time, the “Credit Agreement”), dated as of March 8, 2018, among Perrigo Finance Unlimited Company (the “Term Facility Borrower”), Perrigo Company PLC (the “Company”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, HSBC Bank USA, N.A. and Wells Fargo Bank, National Association, as Syndication Agents and the other agents party thereto from time to time. Capitalized terms which are defined in the Credit Agreement and which are used herein without definition shall have the same meanings herein as in the Credit Agreement.

The Term Facility Borrower and _________________________________ (the “[New or Current] Lender”) agree as follows:

1.    Subject to Section 2.06 of the Credit Agreement and this Lender Addition and Acknowledgement Agreement, the Term Facility Borrower hereby increases the Aggregate Commitments from $__________ to $_____________ (such increase shall be in increments of $10,000,000 and shall not cause (x) the sum of the aggregate increases in the Commitments under Section 2.08(d) of the New Revolving Credit Facility or the equivalent term in any successor facility thereto plus (y) the outstanding amount of all new term loans made under Section 2.06(b) of the Credit Agreement) to exceed $500,000,000). This Lender Addition and Acknowledgement Agreement is entered into pursuant to, and authorized by, Section 2.06 of the Credit Agreement.

2.    The parties hereto acknowledge and agree that, as of the date hereof and after giving effect to this Lender Addition and Acknowledgment Agreement, the Aggregate Commitments and the Commitment of each Lender under the Credit Agreement, including without limitation, the [New or Current] Lender, are set forth on Schedule 2.01 hereto, and that Schedule 2.01 hereto replaces Schedule 2.01 to the Credit Agreement as of the Closing Date (as defined below).

3.    [If requested by the Current Lender, the Current Lender attaches the notes delivered to it under the Credit Agreement and requests that the Term Facility Borrower exchanges such notes for new notes in the amount of its revised Commitment][ If requested by the New Lender, the New Lender requests that the Term Facility Borrower issues notes in the amount of its Commitment.]

4.    The [New or Current] Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Lender Addition and Acknowledgment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to execute and perform this Lender Addition and Acknowledgment Agreement and become a Lender, (iii) from and after the Closing Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent specified herein, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section

5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Addition and Acknowledgment Agreement on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) attached to this Lender Addition and Acknowledgment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (b) agrees that (i) it will, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

5.    The effective date for this Lender Addition and Acknowledgement Agreement shall be              (the “Closing Date”). Following the execution of this Lender Addition and Acknowledgement Agreement, it will be delivered to the Administrative Agent for the consent of the Administrative Agent and acceptance and recording in the Register.

6.    Upon such consents, acceptance and recording, from and after the Closing Date, the [New or Current] Lender shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and to the extent provided in this Lender Addition and Acknowledgement Agreement, have the rights and obligations of a Lender under each such agreement.

7.    Upon such consents, acceptance and recording, from and after the Closing Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the [New or Current] Lender.

8.    The Term Facility Borrower represents and warrants to the Agents and the Lenders that (a) no Default shall have occurred and be continuing hereunder as of the Closing Date; and (b) the representations and warranties made by such Term Facility Borrower and contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct in all material respects as of such particular date).

9.        Except as expressly amended hereby, the Term Facility Borrower agrees that the Credit Agreement and the other Loan Documents are ratified and confirmed and shall remain in full force and effect, and that it has no set off, counterclaim, or defense with respect to any of the foregoing.

10.    This Lender Addition and Acknowledgment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Lender Addition and Acknowledgment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Lender Addition and Acknowledgment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Lender Addition and Acknowledgment Agreement. This Lender Addition and Acknowledgment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

PERRIGO FINANCE UNLIMITED COMPANY

By:
Name:
Title:

[CURRENT LENDER OR NEW LENDER]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative
Agent

By:
Name:
Title:

Schedule 2.01

Commitments

Exhibit F

Form of Solvency Certificate

SOLVENCY CERTIFICATE

[DATE]

Reference is made to that certain Term Loan Credit Agreement, dated as of March 8, 2018 (the “Credit Agreement”), among Perrigo Finance Unlimited Company, as borrower, Perrigo Company PLC (the “Company”), the financial institutions listed on the signature pages thereof (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Agent”), and HSBC Bank USA, N.A. and Wells Fargo Bank, National Association, as syndication agents for the Lenders and the other agents party thereto. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement. This certificate is furnished to the Agent pursuant to Section 4.01(h) of the Credit Agreement.

I, [ ], certify that I am the duly appointed, qualified and acting chief financial officer of the Company and, in such capacity, that:

On the date hereof, after giving effect to the Transactions and the related transactions contemplated by the Loan Documents, the Company and its Subsidiaries, when taken as a whole on a consolidated basis, (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair saleable value that are greater than the amount that will be required to pay the total amount of their debts and other liabilities, contingent, subordinated or otherwise, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the date hereof.

I am familiar with the finances, assets, business and properties of the Company and its Subsidiaries. In reaching the conclusions set forth in this certificate, I reviewed such information and have made such other investigations and inquiries that I deemed appropriate, including, but not limited to, consultation with other officers of the Company and its Subsidiaries responsible for financial and accounting functions concerning contingent liabilities, as I have deemed necessary and prudent to enable me to express an informed opinion as to the matters referred to herein.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date first above written.

PERRIGO COMPANY PLC

By:
Name:
Title: Chief Financial Officer

Solvency Certificate